Exhibit 10.1

CONFIDENTIAL

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may from time to time be amended, modified, supplemented or restated, this “Agreement”) dated as of February 12, 2020 (the “Effective Date”) among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, 4th Floor, Cambridge, MA 02140 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders. The parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

1.1 Accounting terms not defined in this Agreement shall be construed in accordance with GAAP. Calculations and determinations must be made in accordance with GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein. All references to “Dollars” or “$” are United States Dollars, unless otherwise noted.

2. LOANS AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2 Term Loans.

(a) Availability.

(i) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Effective Date, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (the “Term A Loan”). After repayment, the Term A Loan may not be re-borrowed.

(ii) Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Draw Period, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (the “Term B Loan”). After repayment, the Term B Loan may not be re-borrowed.

(iii) Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion, agree to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00), and, when made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (the “Term C Loan”; each Term A Loan, Term B Loan and Term C Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loan, the Term B Loan and the Term C Loan are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term C Loan may be re-borrowed.

(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-four (24) months. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c) Mandatory Prepayments. If the Term Loans are accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) the Final Payment, (iii) the Prepayment Fee, plus (iv) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication with) the foregoing, on the Maturity Date, if the Final Payment had not previously been paid in full in connection with the prepayment of the Term Loans in full, Borrower shall pay to Collateral Agent, for payment to each Lender in accordance with its respective Pro Rata Share, the Final Payment in respect of the Term Loan(s).

(d) Permitted Prepayment of Term Loans.

(i) Borrower shall have the option to prepay all, but not less than all, of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (B) the Final Payment, (C) the Prepayment Fee, plus (D) all other Obligations that are due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts.

(ii) Notwithstanding anything herein to the contrary, Borrower shall also have the option to prepay part of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) shall make no more than two (2) prepayments during the life of this Agreement, (ii) provides written notice of its election to prepay the Term Loans at least ten (10) days prior to such prepayment, (iii) prepays such part of the Term Loans in a denomination that is not less than Five Million Dollars ($5,000,000.00) or, if in excess thereof, in integral whole number multiples of One Million Dollars ($1,000,000.00) in excess thereof, and (iv) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of such Term Loans plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment, and (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts, (D) the applicable Prepayment Fee with respect to the portion of such Term Loans being prepaid, and (E) a portion of any fee that would have otherwise been due pursuant to Section 2.2(d)(i). For the purposes of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under each Term Loan, and shall be applied pro-rata within each Term Loan tranche to reduce amortization payments under Section 2.2(b) on a pro-rata basis.

2.3 Payment of Interest on the Credit Extensions.

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Basic Rate, determined by Collateral Agent on the Funding Date of the applicable Term Loan, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e). Interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall accrue interest at a floating per annum rate equal to the rate that is otherwise applicable thereto plus five percentage points (5.00%) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c) 360-Day Year. Interest shall be computed on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed.

(d) Debit of Accounts. Collateral Agent and each Lender may debit (or ACH) any deposit accounts, maintained by Borrower or any of its Subsidiaries, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due. Any such debits (or ACH activity) shall not constitute a set-off.

(e) Payments. Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Lender’s office in immediately available funds on the date specified herein. Unless otherwise provided, interest is payable monthly on the Payment Date of each month. Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid. All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set-off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.

2.4 Secured Promissory Notes. The Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit D hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement. Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment. The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due. Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

2.5 Fees. Borrower shall pay to Collateral Agent:

(a) Facility Fee. A fully earned, non-refundable facility fee (the “Facility Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages payable as follows: (i) One Hundred Thousand Dollars ($100,000.00) of the Facility Fee shall be due and payable on the Effective Date, (ii) Seventy-Five Thousand Dollars ($75,000.00) of the Facility Fee shall be due and payable on the Funding Date of the Term B Loans, and (iii) Fifty Thousand Dollars ($50,000.00) of the Facility Fee shall be due and payable on the Funding Date of the Term C Loans;

(b) Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(d) Good Faith Deposit. Borrower has paid to Collateral Agent a deposit of Fifty Thousand Dollars ($50,000.00) (the “Good Faith Deposit”), to initiate the Collateral Agent’s and Lenders’ due diligence review and documentation process. The Good Faith Deposit shall be utilized to pay Lenders’ Expenses; and

(e) Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

2.6 Withholding. Payments received by the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any governmental authority (including any interest, additions to tax or penalties applicable thereto, collectively, “Taxes”). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, each Lender receives a net sum equal to the sum which it would have received had no withholding or deduction been required and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority; provided, however, Borrower shall not be required to pay any additional amount to any Lender with respect to Excluded Taxes. Borrower will, upon request, furnish the Lenders with proof reasonably satisfactory to the Lenders indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

On the date of this Agreement, each Lender shall deliver to Borrower a complete and properly executed IRS Form W-9. If any assignee of a Lender’s rights under Section 12.1 of this Agreement is not a “United States Person” as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code (“Non-U.S. Lender”), such Non-U.S. Lender shall, upon becoming party to this Agreement, deliver to Borrower a complete and properly executed IRS Form W-8BEN-E (or W-8BEN, as applicable), W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, certifying that such Non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest and other amounts payable under this Agreement. Notwithstanding the foregoing, (i) Borrower shall not be required to pay any additional amount to any Non-U.S. Lender hereunder if such Non-U.S. Lender fails or is unable to deliver the forms, certificates or other evidence described in the preceding sentence, unless such Non-U.S. Lender’s failure or inability to deliver such forms is the result of any change in any applicable law, treaty or governmental rule, or any change in the interpretation thereof after such Non-U.S. Lender became a party to this Agreement and (ii) Borrower shall not be required to pay any additional amount to any Non-U.S. Lender hereunder with respect to taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Each Lender’s obligation to make the Term A Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance reasonably satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a) original Loan Documents, each duly executed by Borrower and each Subsidiary, as applicable;

(b) subject to Section 6.6, duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower;

(c) duly executed original Secured Promissory Notes in favor of each Lender according to its Term A Loan Commitment Percentage;

(d) to the extent such Shares are certificated, the certificates for the Shares, together with Assignment(s) Separate from Certificate, duly executed in blank;

(e) the Operating Documents and good standing certificates of Borrower and its Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such Subsidiaries’ jurisdiction of organization or formation and each jurisdiction in which Borrower and each Subsidiary is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(f) a completed Perfection Certificate for Borrower and each of its Subsidiaries;

(g) the Annual Projections, for the current calendar year;

(h) duly executed original officer’s certificate for Borrower and each Subsidiary that is a party to the Loan Documents, relating to the Operating Documents, corporate authorizations and other matters in a form reasonably acceptable to Collateral Agent and the Lenders (the “Officer’s Certificate”);

(i) certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(j) a duly executed legal opinion of counsel to Borrower dated as of the Effective Date;

(k) evidence reasonably satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect;

(l) a copy of any applicable Registration Rights Agreement or Investors’ Rights Agreement and any amendments thereto;

(m) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.2 Conditions Precedent to all Credit Extensions. The obligation of each Lender to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a) receipt by Collateral Agent of an executed Disbursement Letter in the form of Exhibit B attached hereto;

(b) the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the date of the Disbursement Letter and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 hereof are true, accurate and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(c) in such Lender’s sole but reasonable discretion, there has not been any Material Adverse Change or any material adverse deviation by Borrower from the Annual Projections of Borrower presented to and accepted by Collateral Agent and each Lender;

(d) to the extent not delivered at the Effective Date, duly executed original Secured Promissory Notes and Warrants, in number, form and content acceptable to each Lender, and in favor of each Lender according to its Commitment Percentage, with respect to each Credit Extension made by such Lender after the Effective Date; and

(e) payment of the fees and Lenders’ Expenses then due as specified in Section 2.5 hereof.

3.3 Covenant to Deliver. Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Credit Extension in the absence of a required item shall be made in each Lender’s sole but reasonable discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan, Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 2:00 p.m. Eastern time five (5) Business Days prior to the date the Term Loan is to be made. Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to the Lenders by electronic mail or facsimile a completed Disbursement Letter executed by a Responsible Officer or his or her designee. The Lenders may rely on any telephone notice given by a person whom a Lender reasonably believes is a Responsible Officer or designee. On the Funding Date, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of this Agreement to have priority to Collateral Agent’s Lien. If Borrower shall acquire a commercial tort claim (as defined in the Code) with a value in excess of Fifty Thousand Dollars ($50,000), Borrower shall promptly notify Collateral Agent in a writing signed by Borrower, as the case may be, of the general details thereof (and further details as may be required by Collateral Agent) and grant to Collateral Agent, for the ratable benefit of the Lenders, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to make Credit Extensions has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

4.3 Pledge of Collateral. Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, or, to the extent not certificated as of the Effective Date, within ten (10) days of the certification of any Shares, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee.

Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

5. REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1 Due Organization, Authorization: Power and Authority. Borrower and each of its Subsidiaries is duly existing and (to the extent such concept exists in its jurisdiction of organization) in good standing as a Registered Organization in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Change. In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate signed by an officer of Borrower or such Subsidiary (each a “Perfection Certificate” and collectively, the “Perfection Certificates”). Borrower represents and warrants that (a) Borrower and each of its Subsidiaries’ exact legal name is that which is indicated on its respective Perfection Certificate and on the signature page of each Loan Document to which it is a party; (b) Borrower and each of its Subsidiaries is an organization of the type and is organized in the jurisdiction set forth on its respective Perfection Certificate; (c) each Perfection Certificate accurately sets forth each of Borrower’s and its Subsidiaries’ organizational identification number or accurately states that Borrower or such Subsidiary has none; (d) each Perfection Certificate accurately sets forth Borrower’s and each of its Subsidiaries’ place of business, or, if more than one, its chief executive office as well as Borrower’s and each of its Subsidiaries’ mailing address (if different than its chief executive office); (e) except as may be set forth on its Perfection Certificate, Borrower and each of its Subsidiaries (and each of its respective predecessors) have not, in the past five (5) years, changed its jurisdiction of organization, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries, is accurate and complete (it being understood and agreed that Borrower and each of its Subsidiaries may from time to time update certain information in the Perfection Certificates (including the information set forth in clause (d) above) after the Effective Date to the extent Borrower is permitted to take such action resulting in the applicable update by one or more specific provisions in this Agreement); such updated Perfection Certificates subject to the review and approval of Collateral Agent unless such facts, events or circumstances being updated first arose or occurred after the Effective Date and do not constitute a breach, default, or Event of Default under this Agreement or any other Loan Document. If Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, Borrower shall notify Collateral Agent of such occurrence and provide Collateral Agent with such Person’s organizational identification number within five (5) Business Days of receiving such organizational identification number.

The execution, delivery and performance by Borrower and each of its Subsidiaries of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Subsidiaries’ organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Subsidiary, or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except for filings with the Securities and Exchange Commission such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower or any of such Subsidiaries, or their respective properties, is bound. Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2 Collateral.

(a) Borrower and each its Subsidiaries have good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any of its Subsidiaries have any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith (as the same may be updated from time to time as permitted or required herein) with respect of which Borrower or such Subsidiary has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein to the extent required pursuant to Section 6.6. The Accounts are bona fide, existing obligations of the Account Debtors.

(b) On the Effective Date, and except as disclosed on the Perfection Certificate: the Collateral (other than (1) inventory in transit, (2) mobile goods and equipment, and (3) locations with Collateral having an aggregate book value not in excess of Two Hundred Fifty Thousand Dollard ($250,000.00)) is not in the possession of any third party bailee (such as a warehouse). None of the components of the Collateral (other than (1) inventory in transit, (2) mobile goods and equipment, and (3) locations with Collateral having an aggregate book value not in excess of Two Hundred Fifty Thousand Dollars ($250,000.00)) shall be maintained at locations other than as disclosed in the Perfection Certificates on the Effective Date or locations permitted pursuant to Section 6.11.

(c) All unexpired Inventory is in all material respects of good quality, free from material defects, and all unexpired Inventory held out for sale is in all material respects of marketable quality.

(d) Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to solely own, free and clear of all Liens other than Permitted Liens. Except as noted on the Perfection Certificates or as otherwise disclosed pursuant to the terms of this Agreement (to the extent Borrower is permitted to take such action resulting in the applicable update by one or more specific provisions in this Agreement), neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall promptly (and in any event within ten (10) Business Days) provide written notice to Collateral Agent and each Lender of Borrower or any of its Subsidiaries entering into or becoming bound by any license or other agreement with respect to which Borrower or any Subsidiary is the licensee (other than (x) over the counter software that is commercially available to the public, and (y) non-exclusive licenses (i) from research and development vendors, academic institutions and clinical trial sites entered into in the ordinary course of business, (ii) on a form substantially conforming with Borrower’s form master services agreement, material transfer agreement, sponsored research agreement or clinical trial agreement, each as provided to Collateral Agent and each Lender entered into in the ordinary course of business, and (iii) from service providers of Borrower providing corporate sponsorship and/or promotional items, auditing and accounting services, human resources support services, non-proprietary information technology software, and market research entered into in the ordinary course of business, the principal purposes of which do not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purposes of facilitating, the principal purposes of the agreement, in each case so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto).

5.3 Litigation. Except as disclosed (i) on the Perfection Certificates, or (ii) in accordance with Section 6.9 hereof, there are no actions, suits, investigations, or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000.00).

5.4 No Material Deterioration in Financial Condition; Financial Statements. All consolidated financial statements for Borrower and its Subsidiaries, delivered to Collateral Agent fairly present, in conformity with GAAP, in all material respects, the consolidated financial condition of Borrower and its Subsidiaries, and the consolidated results of operations of Borrower and its Subsidiaries (subject to year-end adjustments and the absence of footnotes) as of the dates and for the periods presented. There has not been any material deterioration in the consolidated financial condition of Borrower and its Subsidiaries since the date of the most recent financial statements submitted to any Lender.

5.5 Solvency. Borrower is Solvent, and Borrower and each of its Subsidiaries, taken as a whole, is Solvent.

5.6 Regulatory Compliance. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change. Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or to the knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

5.7 Investments. Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower and each of its Subsidiaries has timely filed or have timely obtained extensions for filing all required tax returns and reports, and Borrower and each of its Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower and such Subsidiaries, in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless (a) such taxes are being contested in accordance with the following sentence or (b) in the case of foreign, state or local taxes, if such foreign, state or local taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Seventy-Five Thousand Dollars ($75,000.00). Borrower and each of its Subsidiaries, may defer payment of any contested taxes, provided that Borrower or such Subsidiary, (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Collateral Agent in writing of the commencement of, and any material development in, the proceedings, and (c) posts bonds or takes any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’, prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries in excess of Seventy-Five Thousand Dollars ($75,000.00), except to the extent that such taxes are being contested in accordance with the immediately preceding sentence. Borrower and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither Borrower nor any of its Subsidiaries have, withdrawn from participation in, and have not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital and to fund its general business requirements in accordance with the provisions of this Agreement, and not for personal, family, household or agricultural purposes.

5.10 Shares. Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

5.11 Full Disclosure. No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading in light of the circumstances under which they were made (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.12 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6. AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing (to the extent such concept exists in the relevant jurisdiction of organization) in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change. Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b) Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for the performance by Borrower and its Subsidiaries of their respective businesses and obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Lenders, in all of the Collateral. Borrower shall promptly provide copies to Collateral Agent of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries.

6.2 Financial Statements, Reports, Certificates.

(a) Deliver to each Lender:

(i) as soon as available, but no later than (x) thirty (30) days after the last day of each month which is not the last month of a fiscal quarter of Borrower, and (y) forty-five (45) days after the last day of each month which is the last month of a fiscal quarter of Borrower, a company prepared consolidated and consolidating (if prepared) balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its Subsidiaries for such month certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii) as soon as available, but no later than the earlier of (A) one hundred twenty (120) days after the last day of Borrower’s fiscal year or (B) within five (5) days of filing with the SEC, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified (other than going concern qualifications with respect to the maturity of any outstanding Term Loans within the next year or explanatory language as it relates to Borrower’s cash levels) opinion on the financial statements from Ernst & Young LLP or another independent certified public accounting firm acceptable to Collateral Agent in its reasonable discretion;

(iii) as soon as available after approval thereof by Borrower’s Board of Directors, but no later than sixty (60) days after the last day of each of Borrower’s fiscal years, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s Board of Directors, which such annual financial projections shall include management prepared (which shall be reviewed by Borrower’s chief financial officer, but need not be approved by Borrower’s Board of Directors) quarterly cash runway projections (such annual financial projections as originally delivered to Collateral Agent and the Lenders are referred to herein as the “Annual Projections”); provided that, any (x) revisions of the Annual Projections approved by Borrower’s Board of Directors shall be promptly delivered to Collateral Agent and the Lenders but in any event no later than ten (10) Business Days after such approval and (y) material revisions of the management prepared Annual Projections shall be promptly delivered to Collateral Agent and the Lenders but in any event no later than ten (10) Business Days after such revisions are reviewed by Borrower’s chief financial officer;

(iv) within five (5) Business Days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt;

(v) within five (5) Business Days after filing, all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission,

(vi) prompt notice of any amendments of or other changes to (x) the Operating Documents of Borrower or any of its Subsidiaries, or (y) in the event that Borrower is no longer subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, prompt notice of any material change to the capitalization of Borrower together, in each case, together with any copies reflecting such amendments or changes with respect thereto;

(vii) prompt notice of any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(viii) as soon as available, but no later than (x) thirty (30) days after the last day of each month which is not the last month of a fiscal quarter of Borrower, and (y) forty-five (45) days after the last day of each month which is the last month of a fiscal quarter of Borrower, copies of the month-end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s), and

(ix) other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address or (ii) on which such documents are posted on Borrower’s behalf on the website of the Securities and Exchange Commission.

(b) Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than (x) thirty (30) days after the last day of each month which is not the last month of a fiscal quarter of Borrower, and (y) forty-five (45) days after the last day of each month which is the last month of a fiscal quarter, deliver to each Lender, a duly completed Compliance Certificate signed by a Responsible Officer.

(c) Keep proper books of record and account in accordance with GAAP in all material respects, in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities. Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral. Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3 Inventory; Returns. Keep all unexpired Inventory in all material respects in good condition, free from material defects, and keep all unexpired Inventory held out for sale in all material respects in marketable condition. Returns and allowances between Borrower, or any of its Subsidiaries, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist at the Effective Date. Borrower must promptly notify Collateral Agent and the Lenders of all returns, recoveries, disputes and claims that involve Inventory with a book value of more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate in any calendar year.

6.4 Taxes; Pensions. Timely file or obtain extensions for filing and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof and in the case of foreign, state or local taxes, if such foreign, state or local taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Seventy-Five Thousand Dollars ($75,000.00), and shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of such plans.

6.5 Insurance. Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location and as Collateral Agent may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and Lenders. All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent, as additional insured. The Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that it will give the Collateral Agent thirty (30) days (or, ten (10) Business Days, in the event of cancellation for non-payment of premiums) prior written notice before any such policy or policies shall be canceled. At Collateral Agent’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000.00) with respect to any loss, but not exceeding Five Hundred Thousand Dollars ($500,000.00), in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of better, equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations. If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make, at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6 Bank Accounts.

(a) Maintain all of Borrower’s and its Subsidiaries’ Collateral Accounts (other than the Excluded Accounts) in accounts which are subject to a Control Agreement in favor of Collateral Agent.

(b) Borrower shall provide Collateral Agent five (5) days’ prior written notice before Borrower or any of its Subsidiaries establishes any Collateral Account (other than the Excluded Accounts) at or with any Person other than as disclosed in the Perfection Certificate delivered on the Effective Date. In addition, for each Collateral Account that Borrower or any Guarantor at any time maintains, Borrower or such Guarantor shall cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account in accordance with the terms hereunder prior to the establishment of such Collateral Account, which Control Agreement may not be terminated without prior written consent of Collateral Agent. The provisions of the previous sentence shall not apply to (i) Collateral Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any of its Subsidiaries’, employees; (ii) any Collateral Accounts of Syros Securities, and (iii) Collateral Accounts subject to a lien permitted by clauses (j) and (l) of “Permitted Liens” for all such Accounts at any time ((i) through (iii) collectively, the “Excluded Accounts”).

(c) Neither Borrower nor any of its Subsidiaries shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with Sections 6.6(a) and (b).

6.7 Protection of Intellectual Property Rights. Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing upon becoming aware of any material infringement by a third party of its Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8 Litigation Cooperation. Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, at reasonable times and upon reasonable notice, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third-party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9 Notices of Litigation and Default. Borrower will give prompt written notice to Collateral Agent and the Lenders of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000.00) or more or which could reasonably be expected to have a Material Adverse Change. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, Borrower shall give written notice to Collateral Agent and the Lenders of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.10 MSC Investment Condition. Borrower shall maintain unrestricted cash balance in one or more Control Accounts subject to Control Agreements in favor of Collateral Agent in an aggregate amount of not less than an amount equal to the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Obligations and (ii) the amount of Borrower’s and all of its Subsidiaries’ (including Syros Securities) aggregate consolidated cash and Cash Equivalent assets (the “MSC Investment Condition”).

6.11 Landlord Waivers; Bailee Waivers. In the event that Borrower or any of its Subsidiaries, after the Effective Date, (a) leases any new offices or business locations, including warehouses, and such new location is either (x) the chief executive office of the Borrower or such Subsidiary or (y) the Collateral at any such new location has a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, Borrower shall cause the landlord of such property to execute and deliver a landlord waiver in form and substance reasonably satisfactory to Collateral Agent, or (b) stores any portion of the Collateral with, or delivers any portion of such Collateral to, a bailee, and the Collateral at such new location has a book value in excess of Two Hundred Fifty Thousand ($250,000.00) in the aggregate, Borrower shall cause the bailee of such property to executed and deliver a bailee waiver in form and substance reasonably satisfactory to Collateral Agent.

6.12 Creation/Acquisition of Subsidiaries. In the event Borrower, or any of its Subsidiaries creates or acquires any Subsidiary after the Effective Date, Borrower shall provide prior written notice to Collateral Agent and each Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Collateral Agent or any Lender to cause each such Subsidiary to become a co-Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and, in each case, grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and Borrower (or its Subsidiary, as applicable) shall grant and pledge to Collateral Agent, for the ratable benefit of the Lenders, a perfected security interest in the Shares of each such newly created Subsidiary.

6.13 Further Assurances.

(a) Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

(b) Deliver to Collateral Agent and Lenders, within five (5) days after the same are sent or received, copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or otherwise could reasonably be expected to have a Material Adverse Change.

7. NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) from any Subsidiary of Borrower to Borrower or between Loan Parties; (e) of cash and Cash Equivalents (i) in connection with transactions in the ordinary course of business and (ii) in connection with transactions that (A) are approved by Borrower’s board of directors (to the extent Board approval is required by Borrower’s policies or other organizational documents), (B) are customary for the Borrower’s industry and (C) not otherwise prohibited hereunder; (f) mandated destruction of such Pre-Clinical and Clinical Trial Supplies and (h) other Transfers of property, other than Intellectual Property, having a book value not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate during any fiscal year.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower as of the Effective Date or reasonably related or incidental thereto; (b) liquidate or dissolve; or (c) (i) any Key Person shall cease to be actively engaged in the management of Borrower unless written notice thereof is promptly provided to Collateral Agent, but in no event later than ten (10) Business Days, or (ii) (x) enter into, other than as expressly permitted by the last sentence in Section 7.3, or (y) consummate, any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty nine percent (49%) of the voting power of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering, a private placement of equity or to venture capital or institutional investors so long as Borrower identifies to Collateral Agent the venture capital or institutional investors prior to the closing of the transaction) (any such transaction, a “Change in Control”). Borrower shall not, without at least ten (10) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses, except in accordance with the provisions of Section 6.11; (B) change its jurisdiction of organization, (C) change its organizational structure or type, (D) change its legal name, or (E) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, other than Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a Loan Party hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with (a) any Person that would result in a Change in Control, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Borrower in excess of Five Hundred Thousand Dollars ($500,000.00), (iii) such contractual arrangement provides that the Obligations hereunder will be repaid in full in cash upon consummation of the Change of Control, and (iv) Borrower notifies Collateral Agent in advance of entering into such an agreement, or (b) an investment bank providing for a specific mandate to attempt to facilitate a Change in Control unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person a retainer or any other fee payable by Borrower whether or not a transaction is consummated in excess of Five Hundred Thousand Dollars ($500,000.00), and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement; provided, however, so long as no Event of Default exists when such agreement is entered into by Borrower, a binding contractual arrangement with an investment bank providing for a general strategic review mandate shall not be prohibited under this clause (b) unless and until such bank is provided a specific mandate to attempt to facilitate a Change in Control, in which case clause (b) above shall apply.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. (i) Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or (ii) permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens that are permitted by the terms of this Agreement to have priority over Collateral Agent’s or any Lender’s Lien), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Lenders) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except (i) as permitted in Section 7.1 hereof, and (ii) in connection with Permitted Liens herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7 Distributions; Investments. (a) Pay any dividends (other than (i) dividends payable solely in capital stock and (ii) dividends by any Subsidiary of Borrower to Borrower) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock (except that Borrower or any Subsidiary may (i) repurchase the stock of current or former employees, directors or consultants pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees regardless of whether an Event of Default exists, (ii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (iii) pay de minimis amounts of cash in lieu of fractional shares upon conversion of convertible securities or upon any stock split or consolidation, provided such cash amounts do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year, (iv) make purchases of capital stock or options to acquire such capital stock with the proceeds received from a substantially concurrent issuance of capital stock or convertible securities, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year; (v) make purchases of capital stock in connection with (1) the exercise of stock options or stock appreciation rights or (2) the satisfaction of withholding tax obligations; in each case, by way of cashless (or, “net”) exercise; or (vi) make repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year) or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to make any Investment other than Permitted Investments.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, (b) transactions constituting bona fide Subordinated Debt or equity financings for capital raising purposes by Borrower’s investors, (c) reasonable and customary compensation and benefit arrangements (including the granting of options or other equity compensation arrangements) and any indemnification arrangements with employees, officers, directors or consultants entered into in the ordinary course of business and approved by such Loan Party’s Board to the extent required by such Loan Party’s organizational documents, and (d) transactions permitted by clauses (f) and (g) of the definition of “Permitted Investments”.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, except to the extent expressly permitted under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any such liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

7.11 Compliance with Anti-Terrorism Laws. Collateral Agent hereby notifies Borrower and each of its Subsidiaries that pursuant to the requirements of Anti-Terrorism Laws, and Collateral Agent’s policies and practices, Collateral Agent is required to obtain, verify and record certain information and documentation that identifies Borrower and each of its Subsidiaries and their principals, which information includes the name and address of Borrower and each of its Subsidiaries and their principals and such other information that will allow Collateral Agent to identify such party in accordance with Anti-Terrorism Laws. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Borrower and each of its Subsidiaries shall immediately notify Collateral Agent if Borrower or such Subsidiary has knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

7.12 Assets in Syros Ireland. Transfer to, license to or permit Syros Ireland to hold or maintain, at any time prior to Syros Ireland becoming a Borrower hereunder, (a) any Intellectual Property or (b) any other assets having an aggregate value in excess of One Hundred Thousand Dollars ($100,000.00).

8. EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof). During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Bank Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.10 (Financial Covenant), 6.11 (Landlord Waivers; Bailee Waivers), or 6.12 (Creation/Acquisition of Subsidiaries) or Borrower violates any covenant in Section 7; or

(b) Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any Lender or any Lender’s Affiliate or any bank or other institution at which Borrower or any of its Subsidiaries maintains a Collateral Account, or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b) (i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any part of its business;

8.5 Insolvency. (a) Borrower or any of its Subsidiaries is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower or any of its Subsidiaries and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) or that could reasonably be expected to have a Material Adverse Change; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Collateral Agent receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Collateral Agent or any Lender has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Collateral Agent or Lenders to be materially less advantageous to Borrower;

8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated, or unstayed for a period of twenty (20) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction, vacation, or stay of such judgment, order or decree);

8.8 Misrepresentations. Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower or any of its Subsidiaries and any creditor of Borrower or any of its Subsidiaries that signed a subordination, intercreditor, or other similar agreement with Collateral Agent or the Lenders, or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement;

8.10 Guaranty. (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any Guaranty; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

8.11 Governmental Approvals. Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or

8.12 Lien Priority. Any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on any of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens which are permitted to have priority in accordance with the terms of this Agreement; provided that such circumstance is not due to Collateral Agent’s failure to file an appropriate continuation financing statement, amendment financing statement or initial financing statement.

8.13 Delisting. The shares of common stock of Borrower are delisted from NASDAQ Capital Market because of failure to comply with continued listing standards thereof or due to a voluntary delisting which results in such shares not being listed on any other nationally recognized stock exchange in the United States having listing standards at least as restrictive as the NASDAQ Capital Market.

9. RIGHTS AND REMEDIES

9.1 Rights and Remedies.

(a) Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following:

(i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.5 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b) Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii) apply to the Obligations any (a) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, or (b) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower; and/or

(iii) commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c) Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right, without notice or demand, to do any or all of the following:

(i) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Collateral Agent requests and make it available in a location as Collateral Agent reasonably designates. Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, the Collateral. Collateral Agent is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv) place a “hold” on any account maintained with Collateral Agent or the Lenders and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v) demand and receive possession of Borrower’s Books;

(vi) appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii) subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance. As used in the immediately preceding sentence, “Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

9.2 Power of Attorney. Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits. Borrower hereby appoints Collateral Agent as its lawful attorney-in-fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make Credit Extensions hereunder. Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter. No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’ Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other indebtedness or obligations of Borrower owing to Collateral Agent or any Lender under the Loan Documents. Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category. Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to Pro Rata Share unless expressly provided otherwise. Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s portion of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower. Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its ratable share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent. If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lender for application to the payments of amounts due on the other Lenders’ claims. To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis. If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for Collateral Agent and other Lenders for purposes of perfecting Collateral Agent’s security interest therein.

9.5 Liability for Collateral. So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given. The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative. Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity. The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver. Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10. NOTICES

All notices, consents, requests, approvals, demands, or other communication (collectively, “Communication”) by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission or email (if an email is specified herein); (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Any of Collateral Agent, Lender or Borrower may change its mailing address, email address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	SYROS PHARMACEUTICALS, INC. 35 CambridgePark Drive Cambridge, MA 02140 Attn: Chief Financial Officer and Chief Legal Officer

with a copy (which shall not constitute notice) to:	Wilmer Cutler Pickering Hale and Dorr, LLP 1225 Seventeenth St., Suite 2600 Denver, CO 80202 USA Attn: Chalyse Robinson Fax: (720) 274-3133 Email: chalyse.robinson@wilmerhale.com

If to Collateral Agent:	OXFORD FINANCE LLC 133 North Fairfax Street Alexandria, Virginia 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com

with a copy (which shall not constitute notice) to:	DLA Piper LLP (US) 500 8th Street, NW Washington, DC 20004 Attn: Eric Eisenberg Fax: (202) 799-5211 Email: eric.eisenberg@dlapiper.com

11. CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

New York law governs the Loan Documents without regard to principles of conflicts of law. Borrower, Collateral Agent and each Lender each submit to the exclusive jurisdiction of the State and Federal courts in the city of New York, New York, Borough of Manhattan; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Collateral Agent or any Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Collateral Agent or any Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER, COLLATERAL AGENT AND EACH LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12. GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s and each Lender’s prior written consent (which may be granted or withheld in

Collateral Agent’s and each Lender’s discretion, subject to Section 12.6). The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided, however, that any such Lender Transfer (other than a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of the Required Lenders (such approved assignee, an “Approved Lender”). Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer (i) in respect of the Warrants or (ii) in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to any Person which is an Affiliate or Subsidiary of Borrower, a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Collateral Agent and the Lenders and their respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Collateral Agent or the Lenders (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses or Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents between Collateral Agent, and/or the Lenders and Borrower (including reasonable and documented attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct. Borrower hereby further indemnifies, defends and holds each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Correction of Loan Documents. Collateral Agent and the Lenders may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties so long as Collateral Agent provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Collateral Agent and Borrower.

12.6 Amendments in Writing; Integration. (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii) no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature;

(iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.6 or the definitions of the terms used in this Section 12.6 insofar as the definitions affect the substance of this Section 12.6; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.10. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the preceding sentence;

(iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Collateral Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Loan Documents only in the event of the unanimous agreement of all Lenders.

(b) Other than as expressly provided for in Section 12.6(a)(i)-(iii), Collateral Agent may, if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c) This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the confidentiality provisions in Section 12.9 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information of Borrower and its Subsidiaries, the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective transferees (other than those identified in (a) above) or purchasers of any interest in the Credit Extensions (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, regulation, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement with the Lenders and Collateral Agent with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information. Collateral Agent and the Lenders may use confidential information for any purpose relating to the administration of this Agreement, including, without limitation, for the development of client databases, reporting purposes, and market analysis, in each case without any identifying information regarding the Borrower or its Subsidiaries. The provisions of the immediately preceding sentence shall survive the termination of this Agreement. The agreements provided under this Section 12.9 supersede all prior agreements, understanding, representations, warranties, and negotiations between the parties about the subject matter of this Section 12.9.

12.10 Right of Set Off. Borrower hereby grants to Collateral Agent and to each Lender, a lien, security interest and right of set off as security for all Obligations to Collateral Agent and each Lender hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Collateral Agent or the Lenders or any entity under the control of Collateral Agent or the Lenders (including a Collateral Agent affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Collateral Agent or the Lenders may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11 Cooperation of Borrower. If necessary, Borrower agrees to (i) execute any documents (including new Secured Promissory Notes) reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment or Loan to an assignee in accordance with Section 12.1, (ii) make Borrower’s management available to meet with Collateral Agent and prospective participants and assignees of Term Loan Commitments or Credit Extensions (which meetings shall be conducted during normal business hours and upon reasonable prior written notice no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent or the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment or Term Loan reasonably may request. Subject to the provisions of Section 12.9, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment, any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

13. DEFINITIONS

13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Amortization Date” is March 1, 2023.

“Annual Projections” is defined in Section 6.2(a).

“Anti-Terrorism Laws” are any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“Approved Lender” is defined in Section 12.1.

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) seven and three-fourths of one percent (7.75%) and (ii) the sum of five and ninety-eight hundredths of one percent (5.98%) and the greater of (A) the thirty (30) day U.S. LIBOR rate (the “Index Rate”) reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (B) one and seventy-seven hundredths of one percent (1.77%). If The Wall Street Journal (or another nationally recognized rate reporting source acceptable to Collateral Agent) no longer reports the U.S. LIBOR Rate or if such interest rate no longer exists or if The Wall Street Journal no longer publishes the U.S. LIBOR Rate or ceases to exist, Collateral Agent may in good faith, and with reference to the margin above such interest rate in this definition, select a replacement interest rate and replacement margin above such interest rate or replacement publication, as the case may be, that results in a substantially similar interest rate floor and total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, or replacement publication, as the case may be, and shall notify Borrower of such replacement interest rate and replacement margin or replacement publication. Notwithstanding the foregoing, the Basic Rate for the Term Loans for the period from the Effective Date through and including February 29, 2020 shall be seven and three-fourths of one percent (7.75%).

“Blocked Person” is any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Collateral Agent is closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent and (d) money market funds at least ninety-five percent (95.00%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. For the avoidance of doubt, the direct purchase by Borrower or any of its Subsidiaries of any Auction Rate Securities, or purchasing participations in, or entering into any type of swap or other derivative transaction, or otherwise holding or engaging in any ownership interest in any type of Auction Rate Security by Borrower or any of its Subsidiaries shall be conclusively determined by the Lenders as an ineligible Cash Equivalent, and any such transaction shall expressly violate each other provision of this Agreement governing Permitted Investments. Notwithstanding the foregoing, Cash Equivalents does not include and Borrower, and each of its Subsidiaries, are prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an auction rate security (each, an “Auction Rate Security”).

“Claims” are defined in Section 12.2.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Guarantor at any time.

“Collateral Agent” is, Oxford, not in its individual capacity, but solely in its capacity as agent on behalf of and for the benefit of the Lenders.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Communication” is defined in Section 10.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit C.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which any Loan Party maintains a Deposit Account or the securities intermediary or commodity intermediary at which any Loan Party maintains a Securities Account or a Commodity Account, such Loan Party, and Collateral Agent pursuant to which Collateral Agent obtains control (within the meaning of the Code) for the benefit of the Lenders over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan or any other extension of credit by Collateral Agent or Lenders for Borrower’s benefit.

“Default Rate” is defined in Section 2.3(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Borrower’s deposit account maintained with Silicon Valley Bank and identified on the Perfection Certificate as its Designated Deposit Account.

“Disbursement Letter” is that certain form attached hereto as Exhibit B.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of Five Billion Dollars ($5,000,000,000.00), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a direct competitor of Borrower or a vulture hedge fund, each as determined by Collateral Agent. Notwithstanding the foregoing, (x) in connection with assignments by a Lender due to a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Taxes” means, with respect to a Lender, any Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or that are imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising solely from such Lender becoming a party to this Agreement and performing its obligations and receiving payments under such Agreement).

“Facility Fee” is defined in Section 2.5(a).

“Final Payment” is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the earliest to occur of (a) the Maturity Date, or (b) the acceleration of any Term Loan, or (c) the prepayment of a Term Loan pursuant to Section 2.2(c) or (d), equal to the original principal amount of such funded Term Loan being repaid, multiplied by the Final Payment Percentage, payable to Lenders in accordance with their respective Pro Rata Shares.

“Final Payment Percentage” is five percent (5.00%).

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“GBT Agreement” means that certain License and Collaboration Agreement between Global Blood Therapeutics, Inc. and Borrower dated as of December 17, 2019, as in effect on the Effective Date.

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent. As of the Effective Date, there are no Guarantors.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Incyte Agreement” means that certain Target Discovery, Research Collaboration and Option Agreement between Incyte Corporation and Borrower dated as of January 8, 2018, as amended prior to the Effective Date and as in effect on the Effective Date.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any Subsidiary’s right, title and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source code;

(d) any and all design rights which may be available to Borrower;

(e) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance, capital contribution or similar payment to any Person.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Nancy Simonian as of the Effective Date and (ii) Chief Financial Officer, who is Joseph Ferra as of the Effective Date.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are all reasonable and documented expenses for audit fees and expenses, and costs and expenses (including reasonable attorneys’ fees and expenses, as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, the Post Closing Letter, the Officer’s Certificate, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Party” is each of Borrower and any Subsidiary of Borrower that is a co borrower or Guarantor hereunder.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Collateral Agent’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations or condition (financial or otherwise) of Borrower, or Borrower and its Subsidiaries, taken as a whole; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is February 1, 2025.

“MSC Investments Condition” is defined in Section 6.10.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on April 1, 2020.

“Perfection Certificate” and “Perfection Certificates” is defined in Section 5.1.

“Permitted Acquisition” means an acquisition pursuant to which Borrower acquires a Person or an ownership interest in a Person, or some or all of the assets of such Person through either (i) the payment of cash consideration of no more than One Million Dollars ($1,000,000.00) with respect to any one acquisition and in the aggregate per fiscal year, or (ii) the issuance of Borrower’s capital stock, so long as the number of shares or the voting power of Borrower’s capital stock issued with respect to any one Person is less than ten percent (10%) of the total shares or voting power of Borrower’s capital stock outstanding before the issuance; provided that the aforementioned percentage shall apply with respect to any one acquisition and all acquisitions in the aggregate per fiscal year and shall be determined as of the date of each such acquisition and such percentages shall be added together for the determination of the aggregate percentage per fiscal year, in each case to the extent that each of the following conditions shall have been satisfied:

(a) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(b) all transactions in connection therewith shall be consummated, in all material respects, in accordance with applicable law;

(c) such acquired Person or assets shall be in the same line of business as is conducted by Borrower as of the Effective Date (or a line of business reasonably related thereto);

(d) such acquisition shall not cause the focus or locations of Borrower’s and its Subsidiaries’ operations (when taken as a whole) to be located outside of the United States;

(e) in the case of the purchase or other acquisition of Shares, all of the Shares acquired or otherwise issued by such Person or any newly formed Subsidiary in connection with such acquisition shall be wholly owned by Borrower or a Subsidiary;

(f) in connection with such acquisition, neither Borrower nor any of its Subsidiaries (including for this purpose, the target of the acquisition) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted hereunder;

(g) Borrower shall have delivered to the Collateral Agent and Lenders at least five (5) Business Days (or such shorter period as may be acceptable to Collateral Agent and Lenders) prior to such proposed acquisition (i) a copy of the purchase agreement related to the proposed acquisition (and any related documents reasonably requested by the Collateral Agent and Lenders), (ii) a general description of the acquired assets or acquired business line or unit or division and the competitive position of such business line or unit or division within the industry, (iii) the sources and uses of funds to finance the proposed acquisition, and (iv) to the extent available, quarterly and annual audited financial statements of the Person whose Shares or assets are being acquired for the twelve (12) month period immediately prior to such proposed acquisition;

(h) such Permitted Acquisition shall only involve assets located in the United States;

(i) Collateral Agent and the Lenders have received a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Borrower has enough cash on hand to pay its projected expenses and all debt service when due for a period of eighteen (18) months after the consummation of such transaction (after giving effect to such transaction); and

(j) such Permitted Acquisition shall be consensual and shall have been approved by the target’s board of directors.

Notwithstanding anything to the contrary contained herein, in order for any acquisition of Shares or assets of another Person to constitute a Permitted Acquisition, Borrower must comply with all of the following: (a) within thirty (30) days of the closing of such Permitted Acquisition, the applicable Borrower (or Subsidiary) making such

Permitted Acquisition and the target shall have executed such documents and taken such actions as may be required under Section 6.12; (b) the applicable Borrower shall have delivered to Collateral Agent and Lenders, in form and substance satisfactory to the Collateral Agent and Lenders and sufficiently in advance (and in any case no later than five (5) Business Days prior to such Permitted Acquisition), such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition and the pro forma certifications required by clause (c) below, in each case, as Collateral Agent and Lenders shall reasonably request; (c) on or prior to the date of such Permitted Acquisition, the Collateral Agent and Lenders shall have received, in form and substance reasonably satisfactory to the Collateral Agent and Lenders, a certificate of the chief financial officer of Borrower certifying compliance with the requirements contained in this definition of “Permitted Acquisition” and with the other terms of the Loan Documents (before and after giving effect to such Permitted Acquisition); and (d) Borrower shall provide to the Collateral Agent and Lenders as soon as available but in any event not later than five (5) Business Days after the execution thereof, a copy of the executed purchase agreement or similar agreement with respect to any such acquisition.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000.00) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made); furthermore, notwithstanding anything to the contrary herein and strictly for the purposes of this clause (e) of the definition of Permitted Indebtedness and for no other purpose, any obligations of a Person that are or would have been treated as operating leases or capital leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (Topic 842) (the “ASU”) shall continue to be accounted for as operating leases or capital leases (whether or not such operating lease obligations or capital lease obligations, as applicable, were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in accordance with GAAP;

(f) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g) other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

(h) Indebtedness of any Loan Party to any other Loan Party;

(i) Indebtedness consisting of Investments under clause (f) of the definition of “Permitted Investments”;

(j) Indebtedness relating to insurance premium financing arrangements, not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) outstanding at any time;

(k) any obligations owing with respect to corporate credit cards or merchant services in an aggregate amount outstanding at any time not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time outstanding;

(l) Indebtedness in respect of letters of credit, bank guarantees, bonds and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; in an aggregate amount for (A) and (B) not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time;

(m) Indebtedness of either Borrower and its respective Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument in the ordinary course of business;

(n) Indebtedness representing deferred compensation, severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of either Borrower or its Subsidiaries incurred in the ordinary course of business or in connection with Permitted Investments, not to exceed Five Hundred Thousand Dollars ($500,000.00) in the aggregate in any fiscal year; and

(o) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (o) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments disclosed on the Perfection Certificate(s) and existing on the Effective Date;

(b) (i) Investments consisting of cash and Cash Equivalents, and (ii) any other Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of Collateral Accounts which Collateral Agent has a perfected security interest to the extent required by Section 6.6;

(e) Investments in connection with Transfers permitted by Section 7.1;

(f) Investments (i) of cash and Cash Equivalents in Syros Securities, so long as an Event of Default does not exist at the time of such Investment and would not exist after giving effect to such Investment and provided that Borrower is, at all times, in compliance with the MSC Investment Conditions, (ii) in non-Loan Party Subsidiaries (other than Syros Securities) not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate in any fiscal year, (iii) by any Loan Party in another Loan Party and (iii) by Subsidiaries in Borrower;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for (i) and (ii) in any fiscal year;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(j) Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support; provided that any cash Investments by Borrower or its Subsidiaries for such Investments do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.

(k) the formation or acquisition of Subsidiaries after the Effective Date, subject to compliance with Section 6.12 of this Agreement;

(l) Investments consisting of the conversion or settlement of any convertible securities of Borrower or any Subsidiary or otherwise in exchange therefor;

(m) Permitted Acquisitions, including any investments that are held by acquired Persons acquired pursuant to Permitted Acquisitions, to the extent permitted in accordance with the definition of such term “Permitted Acquisition”; and

(n) other Investments not to exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate in any fiscal year.

“Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public, (B) non-exclusive and exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided, that, with respect to each such license described in clause (B), (i) no Event of Default has occurred or is continuing at the time of such license; (ii) the license constitutes an arms-length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; (iii) in the case of any exclusive license, (x) Borrower delivers ten (10) days’ prior written notice and a brief summary of the terms of the proposed license to Collateral Agent and the Lenders and delivers to Collateral Agent and the Lenders copies of the final executed licensing documents in connection with the exclusive license promptly upon consummation thereof, and (y) any such license could not result in a legal transfer of title of the licensed property but may be exclusive in respects other than territory and may be exclusive as to territory only as to discrete geographical areas outside of the

United States; and (iv) all upfront payments, royalties, milestone payments or other proceeds arising from the licensing agreement that are payable to Borrower or any of its Subsidiaries are paid to a Deposit Account that is governed by a Control Agreement, and (C) any licenses pursuant to the GBT Agreement or the Incyte Agreement, including licenses the Borrower is obligated to grant pursuant to the GBT Agreement or the Incyte Agreement.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and disclosed on the Perfection Certificates or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such Liens exist prior to the acquisition of, or attach substantially simultaneous with, or within twenty (20) days after the, acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d) Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount of the obligations secured by such

Liens does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(g) banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(b) hereof;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

(i) Liens consisting of Permitted Licenses;

(j) deposits to secure the performance of leases entered into in the ordinary course of business and not representing an obligation for borrowed money so long as (i) each such deposit is made at the commencement of a lease or its renewal when there is no underlying default under such lease and (ii) the aggregate amount of all such outstanding deposits does not exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

(k) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting Borrower’s owned real property not interfering in any material respect with the ordinary course of Borrower’s business;

(l) deposits to secure Indebtedness permitted by clause (l) of the definition of “Permitted Indebtedness” or the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property permitted hereunder, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature; in each case, incurred in the ordinary course of business;

(m) Liens granted in the ordinary course of business in connection with the financing of insurance premiums securing Indebtedness permitted by clause (j) of the definition of “Permitted Indebtedness”; and

(n) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (n), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Post Closing Letter” is that certain Post Closing Letter dated as of the Effective Date by and between Collateral Agent and Borrower.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i) for a prepayment made on or after the Funding Date of such Term Loan through and including the first anniversary of the Funding Date of such Term Loan, two percent (2.00%) of the principal amount of such Term Loan prepaid;

(ii) for a prepayment made after the date which is after the first anniversary of the Funding Date of such Term Loan through and including the second anniversary of the Funding Date of such Term Loan, one percent (1.00%) of the principal amount of the Term Loans prepaid; and

(iii) for a prepayment made after the date which is after the second anniversary of the Funding Date of such Term Loan and prior to the Maturity Date, one half percent (0.50%) of the principal amount of the Term Loans prepaid.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least sixty six percent (66%) of the aggregate outstanding principal balance of the Term Loan and, in respect of this clause (ii), (A) each Original Lender that has not assigned or transferred any portion of its Term Loan, (B) each assignee or transferee of an Original Lender’s interest in the Term Loan, but only to the extent that such assignee or transferee is an Affiliate or Approved Fund of such Original Lender, and (C) any Person providing financing to any Person described in clauses (A) and (B) above; provided, however, that this clause (C) shall only apply upon the occurrence of a default, event of default or similar occurrence with respect to such financing.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer, or Chief Financial Officer of Borrower acting alone.

“Secured Promissory Note” is defined in Section 2.4.

“Secured Promissory Note Record” is a record maintained by each Lender with respect to the outstanding Obligations owed by Borrower to Lender and credits made thereto.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or Borrower’s Subsidiary, in any Subsidiary.

“Solvent” is, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature.

“Subordinated Debt” is Indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between

Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Lenders.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Syros Ireland” means Syros Pharmaceuticals Limited, a wholly owned Subsidiary of Borrower organized under the laws of Ireland.

“Syros Securities” means Syros Securities Corporation, a Massachussets corporation and wholly owned Subsidiary of Borrower.

“Term A Loan” is defined in Section 2.2(a)(i) hereof.

“Term B Loan” is defined in Section 2.2(a)(ii) hereof.

“Term B Draw Period” is the period commencing on the date of the occurrence of the Term B Milestone and ending on the earlier of (i) the date which is thirty (30) days after the date the Term B Milestone is achieved, (ii) March 31, 2021 and (iii) the occurrence of an Event of Default; provided, however, that the Term B Draw Period shall not commence if on the date of the occurrence of the Term B Milestone an Event of Default has occurred and is continuing.

“Term B Milestone” means Borrower’s achievement of positive data from the cohort in relapsed/refractory AML patients in connection with Borrower’s SY-1425 Phase 2 trial program in combination with azacitidine; provided that Borrower has provided to Collateral Agent written evidence of the same, in form and content acceptable to Collateral Agent in its sole discretion.

“Term C Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan” is defined in Section 2.2(a)(iii) hereof.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1. “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrants” are those certain Warrants to Purchase Stock dated as of the Effective Date, or any date thereafter, issued by Borrower in favor of each Lender or such Lender’s Affiliates.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By:	/s/ Joseph J. Ferra, Jr.
Name:	Joseph J. Ferra, Jr.
Title:	Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By:	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

[Signature Page to Loan and Security Agreement]

SCHEDULE 1.1

Lenders and Commitments

Term A Loan

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	100.00%

TOTAL	$20,000,000.00	100.00%

Term B Loans

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	100.00%

TOTAL	$20,000,000.00	100.00%

Aggregate (all Term Loans)

Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$40,000,000.00	100.00%

TOTAL	$40,000,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in such Accounts and such property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Collateral Agent’s security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property; and (ii) any license or contract, in each case if the granting of a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license or contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral.”

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

EXHIBIT B

Form of Disbursement Letter

[see attached]

DISBURSEMENT LETTER

February 12, 2020

The undersigned, being the duly elected and acting of SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Borrower”), does hereby certify to OXFORD FINANCE LLC (“Oxford” and “Lender”), as collateral agent (the “Collateral Agent”) in connection with that certain Loan and Security Agreement dated as of February 12, 2020, by and among Borrower, Collateral Agent and the Lenders from time to time party thereto (the “Loan Agreement”; with other capitalized terms used below having the meanings ascribed thereto in the Loan Agreement) that:

1. The representations and warranties made by Borrower in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the date hereof.

2. No event or condition has occurred that would constitute an Event of Default under the Loan Agreement or any other Loan Document.

3. Borrower is in compliance with the covenants and requirements contained in Sections 4, 6 and 7 of the Loan Agreement.

4. All conditions referred to in Section 3 of the Loan Agreement to the making of the Loan to be made on or about the date hereof have been satisfied or waived by Collateral Agent.

5. No Material Adverse Change has occurred.

6. The undersigned is a Responsible Officer.

7. The proceeds of the Term A Loan shall be disbursed as follows:

Disbursement from Oxford:
Loan Amount	$

Plus:
—Deposit Received	[$	50,000.00	]

Less:
—Facility Fee		($100,000.00)
[—Interim Interest	($		)]
—Lender’s Legal Fees	($		)*

TOTAL TERM A LOAN NET PROCEEDS FROM OXFORD	$

8. The Term A Loan shall amortize in accordance with the Amortization Table attached hereto.

9. The aggregate net proceeds of the Term Loans shall be transferred to the Designated Deposit Account as follows:

Account Name:	SYROS PHARMACEUTICALS, INC.

Bank Name:	Silicon Valley Bank

Bank Address:	[ ]

Account Number:	[ ]

ABA Number:	[ ]

[Balance of Page Intentionally Left Blank]

Dated as of the date first set forth above.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By:
Name:
Title:

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By
Name:
Title:

[Signature Page to Disbursement Letter]

AMORTIZATION TABLE

(Term A Loan)

[see attached]

EXHIBIT C

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender

FROM:	SYROS PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of SYROS PHARMACEUTICALS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extension thereof, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year-end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements and month-end account statements for each Collateral Account	Monthly within 30 days; Quarterly within 45 days		Yes	No	N/A

2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A

4)	8-K, 10-K and 10-Q Filings	Upon filing and if otherwise applicable, within 5 Business Days of filing		Yes	No	N/A

5)	Compliance Certificate	Monthly within 30 days; quarterly within 45 days		Yes	No	N/A

6)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

7)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No

2)			Yes	No	Yes	No

3)			Yes	No	Yes	No

4)			Yes	No	Yes	No

MSC Investment Condition (please attached a separate sheet showing detailed calculations)

1) Account Balance (subject to ACAs)

Note less than the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Term Loans and (ii) the amount of Borrower’s and all of its Subsidiaries’ aggregate consolidated cash and Cash

Equivalent assets

$

Other Matters

1.	Has a Key Person ceased to be actively engaged in the management of Borrower since the last Compliance Certificate (see Section 7.2(c))?	Yes	No

2.	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3.

Have there been any new or pending or threatened (in writing) claims or causes of action by or against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00), or has Borrower acquired a commercial tort claims with a value in excess of Fifty Thousand Dollars ($50,000.00)? If yes, please provide details (see Section 4.1 and Section 6.9).

		Yes	No

4.

Has Borrower nor any of its Subsidiaries become party to or bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than (x) over the counter software that is commercially available to the public, and (y) non-exclusive licenses (i) from research and development vendors, academic institutions and clinical trial sites entered into in the ordinary course of business, (ii) on a form substantially conforming with Borrower’s form master services agreement, material transfer agreement or vendor contract, each as provided to Collateral Agent and each Lender entered into in the ordinary course of business, and (iii) from service providers of Borrower providing corporate sponsorship and/or promotional items, auditing and accounting services, human resources support services, non-proprietary information technology software, and market research entered into in the ordinary course of business, the principal purposes of which do not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purposes of facilitating, the principal purposes of the agreement, in each case so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto) (see Section 5.2(d)).

		Yes	No

5.	Have any material Governmental Approvals obtained by Borrower or any of its Subsidiaries (see Section 6.1(b)). If yes, please provide copies.	Yes	No

6.	Have there been revisions to the Annual Projections that have not been delivered to each Lender (see Section 6.2(a)(iii))? If yes, please provide copies.	Yes	No

7.

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries (see Section 6.2(a)(vi))? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

8.	Has any event occurred that could reasonably be expected to materially and adversely affect the value of the Intellectual Property (see Section 6.2(a)(vii)). If yes, please provide details.	Yes	No

9.

Has there been any returns, recoveries, disputes or claims that involve Inventory with a book value of more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate (see Section 6.3). If yes, please provide details.

		Yes	No

10.	Has there been a material infringement by a third party of the Intellectual Property of the Borrower or its Subsidiaries (see Section 6.7). If yes, please provide details.	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

SYROS PHARMACEUTICALS, INC.

By
Name:
Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

EXHIBIT D

Form of Secured Promissory Note

[see attached]

SECURED PROMISSORY NOTE

(Term [A][B][C] Loan)

$	Dated: February , 2020

FOR VALUE RECEIVED, the undersigned, SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Borrower”) HEREBY PROMISES TO PAY to the order of OXFORD FINANCE LLC (“Lender”) the principal amount of [ ] MILLION DOLLARS ($ ) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated February , 2020 by and among Borrower, Lender, Oxford Finance LLC, as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement. Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”). The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C] Loan, interest on the Term [A][B][C] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent. Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation. Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By
Name:
Title:

LOAN INTEREST RATE AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest Rate	Scheduled Payment Amount	Notation By

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 3, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 840 Memorial Drive, Cambridge, MA 02139 (“Borrower”).

A. Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 12, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B. Borrower, Tack Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Borrower (“Merger Sub”) and Tyme Technologies, Inc. (“Merger Partner”), a Delaware corporation are entering into that certain Agreement and Plan of Merger (in the form attached hereto as Exhibit A, and as may be amended to the extent permitted by Section 2.1 hereof only, the “Merger Agreement”) on July 3, 2022 pursuant to which Borrower and Merger Partner will enter into a business combination transaction and Merger Partner will become a wholly owned subsidiary of Borrower.

C. Sections 7.2(c)(ii)(y) and 7.3 of the Loan Agreement require Borrower to obtain the consent of the Required Lenders to enter into the Merger Agreement and consummate the transactions contemplated thereby and Borrower has asked Collateral Agent and the Required Lenders to provide such consent;

D. Collateral Agent and the Required Lenders have agreed to (i) provide consent to Borrower entering into the Merger Agreement and consummating the transactions contemplated thereby and (ii) amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Consent.

2.1 Subject to the terms and conditions hereof, including Section 2.2 hereof, Collateral Agent and the Required Lenders hereby consent to Borrower’s execution, delivery and performance of the Merger Agreement and consummating the Merger (as defined in the Merger Agreement) and other transactions contemplated thereby; provided, however, (a) any amendment or waiver of the Merger Agreement, including any amendment of any exhibit or schedule thereto, that would either (i) adversely affect the Lenders or (ii) materially and adversely affect Borrower, shall be subject to the prior written approval of Collateral Agent and the Required Lenders and (b) at all times prior to consummating the Merger, Borrower shall not (i) Transfer to, license to or permit Merger Sub to hold any Intellectual Property and (ii) Transfer or permit Merger Sub to hold any assets having an aggregate value in excess of Ten Thousand Dollars ($10,000.00).

2.2 The consent of Collateral Agent and the Lenders to the consummation of the Merger, is subject to Borrower’s satisfaction of the following conditions:

(a) immediately prior to the Merger, and after giving effect to the Merger, no Event of Default shall have occurred and be continuing or would result therefrom;

(b) the Merger shall be consummated, in all material respects, in accordance with applicable law and the terms of the Merger Agreement and no closing condition set forth in Section 7.1 and Section 7.2 of the Merger Agreement shall have been waived by Borrower or Merger Sub, without the prior written approval of Collateral Agent and the Required Lenders;

(c) upon consummation of the Merger, Merger Partner shall become a wholly owned Subsidiary of Borrower;

(d) in connection with the Merger, neither Borrower nor any of its Subsidiaries (including for this purpose, Merger Partner or any of its Subsidiaries (if any)) shall acquire or be subject to any Indebtedness or Liens that are not otherwise permitted by the Loan Agreement;

(e) the Merger shall be consensual and shall have been approved by Merger Partner’s board of directors; and

(f) on the date of the Merger (but immediately prior to the consummation of the Merger), the Collateral Agent and Lenders shall have received a certificate of the chief financial officer of Borrower in the form attached hereto as Exhibit B certifying compliance with the requirements contained in this Section 2.2 (both before and after giving effect to the Merger).

3. Amendments to Loan Agreement.

3.1 Section 10 (Notices). Section 10 of the Loan Agreement is amended by replacing the address for notices to Collateral Agent (but not the address for a courtesy copy for Collateral Agent) with the following:

“OXFORD FINANCE LLC

115 South Union Street, Suite 300

Alexandria, VA 22314

Attention: Legal Department

Fax: (703) 519-5225

Email: LegalDepartment@oxfordfinance.com”

3.2 Section 2.5 (Fees). Section 2.5 is amended by (a) deleting the word “and” at the end of clause (d), (b) replacing the period at the end of clause (e) with a semicolon, and (c) adding the following new clause (f) to immediately follow clause (e):

“(f) Interest-Only Extension Milestone Fees. The First Interest-Only Extension Milestone Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares and the Second Interest-Only Extension Milestone Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares.”

3.3 Section 13 (Definitions). The following defined terms in Section 13 of the Loan Agreement are amended and restated as follows:

“Amortization Date” is, March 1, 2023; provided, however, (a) if Borrower achieves the First Interest-Only Extension Milestone prior to January 1, 2023, then the Amortization Date with respect to all Term Loans shall automatically be extended to March 1, 2024, and (b) if the Amortization Date is March 1, 2024 and Borrower achieves the Second Interest-Only Milestone prior to January 1, 2024, then the Amortization Date with respect to all Term Loans shall automatically be extended to September 1, 2024.

“Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Nancy Simonian as of the Effective Date and (ii) Chief Financial Officer, who is Jason Haas as of the First Amendment Effective Date.

“Maturity Date” is (a) February 1, 2025, if the Amortization Date is March 1, 2023, (b) February 1, 2026, if the Amortization Date is March 1, 2024 and (c) August 1, 2026 if the Amortization Date is September 1, 2024.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the First Interest-Only Extension Milestone Fee, the Second Interest-Only Extension Milestone Fee, and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).

3.4 Section 13 (Definitions). The following defined terms is added to Section 13 of the Loan Agreement in appropriate alphabeltical order:

“First Amendment Effective Date” means July 3, 2022.

“First Amendment to Loan Agreement” means that certain First Amendment to Loan and Security Agreement dated as of July 3, 2022 by and among among Collateral Agent, Borrower and Lenders.

“First Interest-Only Extension Milestone” means Borrower’s delivery to Collateral Agent and Lenders of (a) evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, that (i) Borrower has acquired Tyme Technologies, Inc. pursuant to the terms of the Merger Agreement and the Merger Partner Net Cash (excluding, the amount by which such Merger Partner Net Cash was increased for any Litigation Losses) as of the Closing Date (as such terms are defined in the Merger Agreement) is at least Fifty Million Dollars ($50,000,000.00) and (ii) Borrower has received net unrestricted (other than Liens imposed pursuant to this Agreement) proceeds from the sale of Borrower’s equity securities or equity-linked securities of at least Ninety Million Dollars ($90,000,000.00) from a private investment in public equity offering pursuant to that certain Securities Purchase Agreement, dated as of July 3, 2022, by and among the investors identified on Exhibit A attached thereto and their Affiliates or such other investors satisfactory to Collateral Agent and Lenders in their reasonable discretion, and (b) Borrower’s written election to pay the First Interest-Only Extension Milestone Fee either (i) within five (5) Business Days of confirmation from Collateral Agent that the Amortization Date is March 1, 2024 or (ii) upon the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d).

“First Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares if the Amortization Date is March 1, 2024, in the aggregate amount equal to: (a) if Borrower has elected to pay such fee within five (5) Business Days of confirmation from Collateral Agent that the Amortization Date is March 1, 2024, Three Hundred Thousand Dollars ($300,000.00), or (b) if Borrower has elected to pay such fee upon the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d), Seven Hundred Twenty-Five Thousand Dollars ($725,000.00).

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Borrower, Tack Acquisition Corp., a Delaware corporation and a wholly owned Subsidiary of Borrower, and Tyme Technologies, Inc., a Delaware corporation, dated as of July 3, 2022, as amended to the extent permitted by Section 2.1 of the First Amendment to Loan Agreement.

“Second Interest-Only Extension Milestone” means Borrower’s delivery to Collateral Agent and Lenders of (a) evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, that Borrower has either (i) enrolled the first patient in the randomnized portion of Borrower’s Tamibarotene (formerly SY-1425) Phase 2 trial for RARA-positive patients with newly diagnosed unfit acute myeloid leukemia or (ii) enrolled its first patient in

Borrower’s SY-2101 Phase 3 trial for acute promyelocytic leukemia, and (b) Borrower’s written election to pay the Second Interest-Only Extension Milestone Fee either (i) within five (5) Business Days of confirmation from Collateral Agent that the Amortization Date is September 1, 2024 or (ii) upon the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d).

“Second Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares if the Amortization Date is September 1, 2024, in the aggregate amount equal to: (a) if Borrower has elected to pay such fee within five (5) Business Days of confirmation from Collateral Agent that the Amortization Date is September 1, 2024, One Hundred Fifty Thousand Dollars ($150,000.00), or (b) if Borrower has elected to pay such fee upon the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d), Three Hundred Thousand Dollars ($300,000.00).

4. Limitation of Amendment.

4.1 Except for the consents set forth in Section 2 above, Collateral Agent and the Required Lenders have not consented to, and are not consenting to, any other transaction or action or inaction in violation of the Loan Agreement or any other Loan Document, whether in connection with the Merger or otherwise.

4.2 The consents set forth in Section 2 above and the amendments set forth in Section 3 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, including, without limitation, a wavier of any default or Event of Default under the Loan Agreement resulting from Borrower’s failure to consummate the Merger or the breach or fulfilment of any of Borrower’s obligations under the Merger Agreement or the Securities Purchase Agreement or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

4.3 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;

5.6 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

7. Release by Borrower.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).

7.2 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.3 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.

8. Co-Borrower. Within thirty (30) days of the closing of the Merger, Borrower shall cause Tyme Technologies, Inc. to become a co-Borrower and take the actions required by Section 6.12 of the Loan Agreement

9. Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of (i) this Amendment by the parties thereto, and (ii) a certificate from a Responsible Officer together with Board approved projections certifying and setting forth in reasonable detail that Borrower has enough cash on hand to pay its projected expenses and all debt service when due for a period of eighteen (18) months after the consummation of the Merger and after giving effect to the Merger and other matters related to the Merger set forth therein.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By	/s/ Jason Haas
Name: Jason Haas
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to First Amendment to Loan and Security Agreement]

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 31, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 840 Memorial Drive, Cambridge, MA 02139 (“Borrower”).

A. Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 12, 2020 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

B. Borrower has requested that Collateral Agent and the Required Lenders modify certain provisions of the Loan Agreement; and

C. Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 6.10 (Financial Covenant). Section 6.10 of the Loan Agreement is amended and restated as follows:

“6.10 MSC Investment Condition. Borrower shall maintain unrestricted cash balance in one or more Control Accounts subject to Control Agreements in favor of Collateral Agent in an aggregate amount of not less than an amount equal to the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Obligations (provided, however, for the period from August 1, 2022 through September 23, 2022 only, such percent during such period shall be Ninety percent (90.00%) of the aggregate principal amount of outstanding Obligations) and (ii) the amount of Borrower’s and all of its Subsidiaries’ (including Syros Securities) aggregate consolidated cash and Cash Equivalent assets (the “MSC Investment Condition”).”

2.2
Compliance Certificate (Exhibit C). Exhibit C to the Loan Agreement is amended by replacing the summary of the MSC Investment Condition with the following:

“Not less than the lesser of (i) One Hundred Ten percent (110.00%) of the aggregate principal amount of outstanding Term Loans (provided, however, for the period from August 1, 2022 through September 23, 2022 only, such percent during such period shall be Ninety percent (90.00%) of the aggregate principal amount of outstanding Term Loans) and (ii) the amount of Borrower’s and all of its Subsidiaries’ aggregate consolidated cash and Cash Equivalent assets”.

3.
Limitation of Amendment.
3.1
The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.
Release by Borrower.
6.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
6.2
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.3
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.
Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
8.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
9.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By /s/ Jason Haas
Name: Jason Haas
Title: Chief Financial Officer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of November 15, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”),SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Existing Borrower”),TYME TECHNOLOGIES, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Tyme Parent”) and TYME INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Tyme Sub” and together with Time Parent, each a “New Borrower” and collectively, “New Borrowers”; and together with Existing Borrower, individually and collectively, jointly and severally, “Borrower”).

Recitals

a)
Collateral Agent, Existing Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 12, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of July 3, 2022, and as amended by that certain Second Amendment to Loan and Security Agreement dated as of August 31, 2022 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Lender have provided to Existing Borrower certain loans in accordance with the terms and conditions thereof.
b)
Existing Borrower has acquired Tyme Parent, and Tyme Parent has become a wholly owned subsidiary of Existing Borrower, pursuant to the terms of that certain Agreement and Plan of Merger dated as of July 3, 2022 by and among Existing Borrower, Tack Acquisition Corp., a Delaware corporation, and New Borrower, and Tyme Sub is a wholly owned subsidiary of Tyme Parent.
c)
Each New Borrower is required to become a Borrower under the Loan Agreement.
d)
Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Joinder.
2.1.
New Borrowers. Each New Borrower is hereby each added as a “Borrower” under the Loan Agreement. All references in the Loan Agreement to “Borrower” shall hereafter mean and include the Existing Borrower and New Borrowers individually and collectively, jointly and severally; and New Borrowers shall hereafter have all rights, duties and obligations of “Borrower” thereunder.
2.2.
Joinder to Loan Agreement. Each New Borrower hereby joins the Loan Agreement and each of the Loan Documents (other than the Warrants) and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and Loan Documents (other than the Warrants), as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, each New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

2.3.
Subrogation and Similar Rights. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Collateral Agent or any Lender to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Collateral Agent and or any Lender may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement, the Loan Documents or any other related documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Collateral Agent and the Lenders under this Amendment and the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Amendment, the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Collateral Agent and the Lenders and such payment shall be promptly delivered to Collateral Agent for application to the Obligations, whether matured or unmatured.
2.4.
Grant of Security Interest. Each New Borrower hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to Permitted Liens that are permitted by the terms of the Loan Agreement to have priority to Collateral Agent’s Lien. Each New Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of the Loan Agreement, by each New Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.
2.5.
Representations and Warranties. Each New Borrower hereby represents and warrants to Collateral Agent and each Lender that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct in all material respects on the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) with respect to Existing Borrower and each New Borrower, with the same force and effect as if each New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.
3.
Amendments to Loan Agreement.
3.1.
General. Each reference to the phrase “[n]either Borrower” in the Loan Agreement hereby is replaced with “[n]o Borrower.”
3.2.
Section 13 (Definitions). The following defined term in Section 13 of the Loan Agreement is amended and restated as follows:

“Basic Rate” is, with respect to each Term Loan, the floating per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the greater of (i) seven and seventy-five hundredths of one percent (7.75%) and (ii) the sum of (a) 1-Month CME Term SOFR on the last Business Day of the month that immediately precedes the month in which the interest will accrue, (b) one-tenth of one percent (0.10%), and (c) five and ninety-eight hundredths of one percent

(5.98%). Notwithstanding the foregoing, (i) in no event shall the Basic Rate for any Term Loan be less than seven and seventy-five hundredths of one percent (7.75%) and (ii) upon the occurrence of a Benchmark Transition Event, Collateral Agent may, in good faith and with reference to the margin above such interest rate in this definition, amend this Agreement to replace the Benchmark with a replacement interest rate and replacement margin above such interest rate that results in a substantially similar interest rate floor and a total rate in effect immediately prior to the effectiveness of such replacement interest rate and replacement margin, and any such amendment shall become effective at 5:00 p.m. Eastern time on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole discretion and without consent from any other party.

3.3.
Section 13 (Definitions). The following defined terms are added to Section 13 of the Loan Agreement as follows:

“1-Month CME Term SOFR” is the 1-month CME Term SOFR reference rate as published by the CME Term SOFR Administrator on the CME Term SOFR Administrator’s Website.

“Benchmark” is, initially, the 1-Month CME Term SOFR; provided, that if a Benchmark Transition Event has occurred with respect to the 1-Month CME Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable replacement rate that has replaced the immediately preceding benchmark rate pursuant to the defined term “Basic Rate”.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator for such Benchmark announcing that such Person has ceased or will cease to provide such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark;

(b) a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, which states that the administrator for such Benchmark has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark; or

(c) a public statement or publication of information by the regulatory supervisor for the administrator for such Benchmark announcing that such Benchmark is no longer representative or in compliance with the International Organization of Securities Commissions Principles for Financial Benchmarks.

“CME Term SOFR Administrator” is CME Group Benchmark Administration Limited, as administrator of the forward-looking term SOFR, or any successor administrator.

“CME Term SOFR Administrator’s Website” is the website of the CME Group Benchmark Administrator at http://www.cmegroup.com, or any successor source.

4.
Limitation of Joinder and Amendment.
4.1.
The joinder and amendment set forth in Sections 2 and 3 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b)

otherwise prejudice any right, remedy or obligation which Collateral Agent, any Lender or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
4.2.
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.
5.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Existing Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
5.1.
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
5.2.
Existing Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3.
The organizational documents of Existing Borrower delivered to Collateral Agent and Lenders on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Existing Borrower to the Collateral Agent remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4.
The execution and delivery by Existing Borrower of this Amendment and the performance by Existing Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Existing Borrower, (ii) any material contractual restriction with a Person binding on Existing Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Existing Borrower, or (iv) the organizational documents of Existing Borrower;
5.5.
The execution and delivery by Existing Borrower of this Amendment and the performance by Existing Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Existing Borrower, except as already has been obtained or made; and
5.6.
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
7.
Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution and delivery to Collateral Agent and Lenders of the following:
7.1.1.
this Amendment duly executed by each party hereto;
7.1.2.
an Officer’s Certificate duly executed by each New Borrower, relating to the Operating Documents, corporate authorizations and other matters in a form reasonably acceptable to Collateral Agent and the Lenders;

7.1.3.
completed Perfection Certificates duly executed by each New Borrower and Existing Borrower;
7.1.4.
Amended and Restated Secured Promissory Notes duly executed by each Borrower;
7.1.5.
good standing certificates for each New Borrower certified by the Secretary of State (or equivalent agency) of the State of Delaware and each jurisdiction in which each New Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date of this Amendment;
7.1.6.
a duly filed UCC Financing Statement with the Secretary of State of the State of Delaware, identifying New Borrower as a debtor;
7.1.7.
to the extent such Shares are certificated, the certificates for the Shares of each New Borrower, together with Assignment(s) Separate from Certificate, duly executed in blank;
7.1.8.
updated insurance certificates including each New Borrower as an insured; and
7.1.9.
duly-executed Control Agreements in favor of Collateral Agent for all Collateral Accounts of each New Borrower required by Section 6.6 of the Loan Agreement, except a Control Agreement shall not be required for the Collateral Account at Oppenheimer ending in -1765 (the “Oppenheimer Account”) so long as by no later than November 30, 2022, Collateral Agent shall have received, in form and substance reasonably satisfactory to Collateral Agent, evidence that the Oppenheimer Account has been closed.
8.
Conditions Subsequent. No later than thirty (30) days after the date of this Amendment (or such longer period as Collateral Agent shall agree in its sole discretion) Borrower agrees to provide duly-executed landlord consents and/or bailee waivers for each New Borrower’s (a) leased real property and/or (b) bailee location, in each case to the extent required by Section 6.11 of the Loan Agreement.
9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
10.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: /s/ Collette H. Featherly Name: Collette H. Featherly Title: Senior Vice President

BORROWER:

SYROS PHARMACEUTICALS, INC.

By:         /s/ Jason Haas

Name: Jason Haas

Title: Chief Financial Officer

TYME TECHNOLOGIES, INC.

By:         /s/ Jason Haas

Name: Jason Haas

Title: Treasurer and Secretary

TYME INC.

By:         /s/ Jason Haas

Name: Jason Haas

Title: Trasurer

[Signature Page to Third Amendment to Loan and Security Agreement]

FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of May 9, 2024, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time (each a “Lender” and collectively, the “Lenders”), SYROS PHARMACEUTICALS, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Syros”), TYME TECHNOLOGIES, INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Tyme Parent”), and TYME INC., a Delaware corporation with offices located at 35 CambridgePark Drive, Cambridge, MA 02140 (“Tyme Sub” and together with Syros and Tyme Parent, individually and collectively, jointly and severally, “Borrower”).

Recitals

A.
Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of February 12, 2020, as amended by that certain First Amendment to Loan and Security Agreement dated as of July 3, 2022, as amended by that certain Second Amendment to Loan and Security Agreement dated as of August 31, 2022, and as amended by that certain Third Amendment to Loan and Security Agreement dated as of November 15, 2022 (as may be further amended, supplemented or otherwise modified from time to time, including by this Amendment, the “Loan Agreement”), pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof.
B.
Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.

Agreement

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 2.2(a) (Term Loans). Section 2.2(a) of the Loan Agreement is hereby amended and restated as follows:

“(a) Availability.

(i)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, on the Effective Date, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (the “Term A Loan”). After repayment, the Term A Loan may not be re‑borrowed.
(ii)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term B Draw Period, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (the “Term B Loan”). After repayment, the Term B Loan may not be re‑borrowed.
(iii)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term C Draw Period, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (the “Term C Loan”). After repayment, the Term C Loan may not be re‑borrowed.
(iv)
Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, during the Term D Draw Period, to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (the “Term D Loan”). After repayment, the Term D Loan may not be re‑borrowed.
(v)
Subject to the terms and conditions of this Agreement, the Lenders may, in their sole discretion, agree to make one (1) term loan to Borrower in an aggregate amount of Twenty Million Dollars ($20,000,000.00), and, when made, according to a commitment schedule to be provided by the Lenders prior to the Funding Date of such term loans (the “Term E Loan”; each Term A Loan, Term B Loan, Term C Loan, Term D Loan and Term E Loan is hereinafter referred to singly as a “Term Loan” and the Term A Loan, the Term B Loan, the Term C Loan, the Term D Loan and the Term E Loan are hereinafter referred to collectively as the “Term Loans”). After repayment, no Term E Loan may be re‑borrowed.”
2.2
Section 2.2(b) (Repayment). Section 2.2(b) of the Loan Agreement is hereby amended and restated as follows:

“(b) Repayment. Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of each Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date thereof. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, together with applicable interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to (A) twenty-eight (28) months if the Amortization Date is November 1, 2025, (B) twenty-two (22) months if the Amortization Date is May 1, 2026, and (C) sixteen (16) months if the Amortization Date is November 1, 2026. All unpaid principal and accrued and unpaid interest with respect to each Term Loan is due and payable in full on the Maturity Date. Each Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).”

2.3
Section 2.5 (Fees). Section 2.5 of the Loan Agreement is hereby amended and restated as follows:

“2.5 Fees. Borrower shall pay to Collateral Agent:

(a) Facility Fee. A non‑refundable facility fee (the “Facility Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages payable as follows: (i) One Hundred Thousand Dollars ($100,000.00) of the Facility Fee shall be fully earned and due and payable on the Effective Date, (ii) Seventy-Five Thousand Dollars ($75,000.00) of the Facility Fee shall be fully due and payable on the Funding Date of the Term B Loans, (iii) Fifty Thousand Dollars ($50,000.00) of the Facility Fee shall be fully earned and due and payable on the Funding Date of the Term C Loans, (iv) Fifty Thousand Dollars ($50,000.00) of the Facility Fee shall be fully earned and due and payable on the Funding Date of the Term D Loans and (v) Fifty Thousand Dollars ($50,000.00) of the Facility Fee shall be fully earned and due and payable on the Funding Date of the Term E Loans;

(b) Final Payment. The Final Payment, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c) Prepayment Fee. The Prepayment Fee, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(d) Good Faith Deposit. Borrower has paid to Collateral Agent a deposit of

Fifty Thousand Dollars ($50,000.00) (the “Good Faith Deposit”), to initiate the Collateral Agent’s and Lenders’ due diligence review and documentation process. The Good Faith Deposit shall be utilized to pay Lenders’ Expenses;

(e) Lenders’ Expenses. All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due;

(f) Interest-Only Extension Milestone Fees. The First Interest-Only Extension Milestone Fee, the Second Interest-Only Extension Milestone Fee, the Third Interest-Only Extension Milestone Fee and the Fourth Interest-Only Extension Milestone Fee, in each case, when due hereunder and to be shared between the Lenders in accordance with their respective Pro Rata Shares; and

(g) Fourth Amendment Fee. A fully-earned, non-refundable amendment fee in an aggregate amount of One Million Fifty Thousand Dollars ($1,050,000.00) to be shared between the Lenders in accordance with their respective Pro Rata Shares and due and payable upon the earliest to occur of (i) the Maturity Date, (ii) the acceleration of any Term Loan, or (iii) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d).”

2.4
Section 3.2 (Conditions Precedent to all Credit Extensions). New Section 3.2(f) is hereby added to the end of Section 3.2 of the Loan Agreement as follows:

“(f) with respect to the Term C Loans only, receipt by Collateral Agent and Lenders of (i) an amendment to this Agreement that revises Exhibit A for the defined term Collateral to include Intellectual Property and (ii) the IP Agreement.”

2.5
Section 5.2 (Collateral). Section 5.2(d) of the Loan Agreement is hereby amended and restated as follows:

“(d) Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to solely own, free and clear of all Liens other than Permitted Liens. As of the Funding Date of the Term C Loans, to the Borrower’s knowledge (i) each of Borrower’s and its Subsidiaries’ Patents is valid and enforceable and no part of Borrower’s or its Subsidiaries’ Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except, in each case of the foregoing, to the extent that such invalidity, unenforceability or claim could not reasonably be expected to have a Material Adverse Change. Except as noted on the Perfection Certificates or as otherwise disclosed pursuant to the terms of this Agreement (to the extent Borrower is permitted to take such action resulting in the applicable update by one or more specific provisions in this Agreement), no Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral. Borrower shall promptly (and in any event within ten (10) Business Days) provide written notice to Collateral Agent and each Lender of Borrower or any of its Subsidiaries entering into or becoming bound by any license or other agreement with respect to which Borrower or any Subsidiary is the licensee (other than (x) over the counter software that is commercially available to the public, and (y) non-exclusive licenses (i) from research and development vendors, academic institutions and clinical trial sites entered into in the ordinary course of business, (ii) on a form substantially conforming with Borrower’s form master services agreement, material transfer agreement, sponsored research agreement or clinical trial agreement, each as provided to Collateral Agent and each Lender entered into in the ordinary course of business, and (iii) from service providers of Borrower providing corporate sponsorship and/or promotional items, auditing and accounting services, human resources support services, non-proprietary information technology software, and market research entered into in the ordinary course of business, the principal purposes of which do not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purposes of facilitating, the principal purposes of the agreement, in each case so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto).”

2.6
Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a)(vii) of the Loan Agreement is hereby amended and restated as follows:

“(vii) (A) prompt notice of (1) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property and (2) from and after the Funding Date of the Term C Loans, any event impacting the composition of the Intellectual Property that could reasonably be expected to have a material adverse effect on Borrower, and (B) concurrently with the delivery of each Compliance Certificate required by Section 6.2(b), notice of the registration of any copyright, including any subsequent ownership right of Borrower or any of its Subsidiaries in or to any copyright, patent or trademark, including a copy of any such registration.”

2.7
Section 6.7 (Protection of Intellectual Property Rights). New Section 6.7(b) is hereby added to the end of Section 6.7 of the Loan Agreement as follows:

“(b) From and after the Funding Date of the Term C Loans, Borrower shall comply with the additional requirements in this Section 6.7(b). If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall concurrently with the delivery of each Compliance Certificate required by Section 6.2(b), provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property. If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least fifteen (15) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. To the extent the Collateral Agent requests the Borrower or its Subsidiary or their respective designees to perform the filing of such intellectual property security agreements, Borrower or such Subsidiary shall promptly upon its availability provide to Collateral Agent and each Lender with evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.”

2.8
Section 6.10 (MSC Investment Condition, Cash Covenant and Performance to Plan). Section 6.10 of the Loan Agreement is hereby amended and restated as follows:

“(a) MSC Investment Condition. Borrower shall maintain an unrestricted (other than pursuant to this Agreement) cash balance in one or more Collateral Accounts subject to Control Agreements in favor of Collateral Agent in an aggregate amount of not less than an amount equal to the lesser of (i) the Applicable Percentage of the aggregate principal amount of the outstanding Obligations and (ii) the amount of Borrower’s and all of its Subsidiaries’ (including Syros Securities) aggregate consolidated cash and Cash Equivalent assets (the “MSC Investment Condition”). The term “Applicable Percentage” means (a) until January 31, 2025, one hundred ten percent (110.00%) and (b) from February 1, 2025 and thereafter, one hundred twenty percent (120.00%).

(b) Cash Covenant. Commencing on May 31, 2024 and at all times thereafter through and including May 31, 2026, Borrower shall have an unrestricted (other than pursuant to this Agreement) cash balance in one or more Collateral Accounts subject to Control Agreements in favor of Collateral Agent in an aggregate amount of not less than (i) for May 31, 2024 and at all times thereafter through and including January 31, 2025, seventy-five percent (75.00%) of the aggregate principal amount of the outstanding Obligations on and (ii) for February 1, 2025 and at all times thereafter through and including May 31, 2026, one hundred twenty percent (120.00%) of the aggregate principal amount of the outstanding Obligations.

(c) Performance to Plan. Commencing on the earlier of (i) the last calendar day of the month that is six (6) months after Borrower’s receipt of new drug application approval for tamibarotene in combination with azacitidine in newly diagnosed higher-risk myelodysplastic syndrome patients with RARA overexpression and (ii) May 31, 2026, Borrower shall achieve sales revenue (measured in accordance with GAAP and, for the sake of clarity, exclusive of any revenue from intercompany transactions among Borrower and its Subsidiaries), tested as of the last day of each month on a trailing six (6) month basis, greater than or equal to seventy-five percent (75.00%) of the trailing six (6)-month sales revenue target for such month as set forth in the Annual Projections.”

2.9
Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended and restated as follows:

“7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn out, surplus or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) from any Subsidiary of Borrower to Borrower or between Loan Parties; (e) of cash and Cash Equivalents (i) in connection with transactions in the ordinary course of business and (ii) in connection with transactions that (A) are approved by Borrower’s board of directors (to the extent Board approval is required by Borrower’s policies or other organizational documents), (B) are customary for the Borrower’s industry and (C) not otherwise prohibited hereunder; (f) mandated destruction of such Pre-Clinical and Clinical Trial Supplies; (g) the Permitted SY-2101 Sale Transaction and (h) other Transfers of property, other than Intellectual Property, having a book value not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate during any fiscal year.”

2.10
Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended and restated as follows:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person, other than Permitted Acquisitions. A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a Loan Party hereunder) or with (or into) Borrower provided Borrower is the surviving legal entity, and as long as no Event of Default is occurring prior thereto or arises as a result therefrom. Without limiting the foregoing, Borrower shall not, without Collateral Agent’s prior written consent, enter into any binding contractual arrangement with (a) any Person that would result in a Change in Control, unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) such agreement does not give such Person the right to claim any fees, payments or damages from Borrower in excess of Five Hundred Thousand Dollars ($500,000.00), (iii) such contractual arrangement provides that the Obligations will be repaid in full in cash upon consummation of the Change of Control, and (iv) Borrower notifies Collateral Agent in advance of entering into such an agreement, or (b) an investment bank providing for a specific mandate to attempt to facilitate a Change in Control with a full repayment of the Obligations unless (i) no Event of Default exists when such agreement is entered into by Borrower, (ii) except for reasonable out-of-pocket costs and expenses not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate (or a greater amount approved by Collateral Agent in writing), Borrower shall not pay (or be obligated to pay) any cash fees to such Person unless such fees are conditioned upon the consummation of a Change of Control transaction in which the Obligations are paid in full, and (iii) Borrower notifies Collateral Agent in advance of entering into such an agreement; provided, however, so long as no Event of Default exists when such agreement is entered into by Borrower, a binding contractual arrangement with an investment bank providing for a general strategic review mandate shall not be prohibited under this clause (b) unless and until such bank is provided a specific mandate to attempt to facilitate a Change in Control, in which case clause (b) above shall apply.”

2.11
Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is hereby amended and restated as follows:

“(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Bank Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Notice of Litigation and Default), 6.10 (MSC Investment Condition,

Cash Covenant and Performance to Plan), 6.11 (Landlord Waivers; Bailee Waivers), or 6.12 (Creation/Acquisition of Subsidiaries) or Borrower violates any covenant in Section 7; or”

2.12
Section 8.14 (Phase III SELECT MDS-1 Trial). New Section 8.14 is hereby added after Section 8.13 of the Loan Agreement:

“8.14 Phase III SELECT MDS-1 Trial. The Phase III SELECT MDS-1 Trial (a) fails to achieve statistical significance on the primary endpoint of complete response (detecting a difference in the complete response rates between the tamibarotene plus azacitidine treatment group and the placebo plus azacitidine treatment group, with an assumed 2:1 randomization between these treatment groups, and a one-sided alpha of 0.025) or (b) is terminated for safety reasons; or”

2.13
Section 8.15 (FDA Approval). New Section 8.15 is hereby added to the end of Section 8 of the Loan Agreement:

“8.15 FDA Approval. Borrower fails to receive FDA approval (full or accelerated) for tamibarotene in newly diagnosed higher-risk myelodysplastic syndrome patients with RARA overexpression prior to May 31, 2026.”

2.14
Section 13 (Definitions). The following terms and such definitions in Section 13 of the Loan Agreement are hereby amended and restated in their entirety as follows:

““Amortization Date” is, November 1, 2025; provided, however, (a) if Borrower achieves the Third Interest-Only Extension Milestone prior to February 15, 2025, then the Amortization Date with respect to all Term Loans shall automatically be extended to May 1, 2026, and (b) if the Amortization Date is May 1, 2026 and Borrower achieves the Fourth Interest-Only Milestone prior to April 1, 2026, then the Amortization Date with respect to all Term Loans shall automatically be extended to November 1, 2026.”

““Key Person” is each of Borrower’s (i) Chief Executive Officer, who is Conley Chee as of the Fourth Amendment Effective Date and (ii) Chief Financial Officer, who is Jason Haas as of the Fourth Amendment Effective Date.”

““Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, the Post Closing Letter, the Officer’s Certificate, the IP Agreement (from and after the Funding Date for the Term C Loans), any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.”

““Maturity Date” is February 1, 2028.”

““Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Fee, the Final Payment, the First Interest-Only Extension Milestone Fee, the Second Interest-Only Extension Milestone Fee, the Third Interest-Only Extension Milestone Fee, the Fourth Interest-Only Extension Milestone Fee and other amounts Borrower owes the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents (other than the Warrants), or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent, and the performance of Borrower’s duties under the Loan Documents (other than the Warrants).”

““Term Loan” is defined in Section 2.2(a)(v) hereof.”

2.15
Section 13 (Definitions). Clause (l) of the definition of “Permitted Indebtedness” in Section 13 of the Loan Agreement is hereby amended and restated as follows:

“(l) (1) Indebtedness in respect of letters of credit, bank guarantees, bonds and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; in an aggregate amount for (A) and (B) not to exceed Five Hundred Thousand Dollars ($500,000.00) at any time, and (2) Indebtedness in respect of letters of credit for real estate leases issued for the account of the Borrower or any Subsidiary in the ordinary course of business not to exceed Two Million One Hundred Thousand Dollars ($2,100,000.00) at any time;”

2.16
Section 13 (Definitions). The following terms and such definitions are hereby added to Section 13 of the Loan Agreement in appropriate alphabetical order:

““Applicable Percentage” is defined in Section 6.10.”

““FDA” is the U.S. Food and Drug Administration or any successor thereto.”

““First Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares in connection with Borrower’s achievement of the First Interest-Only Extension Milestone (as defined in this Agreement in effect immediately prior to the Fourth Amendment Effective Date), in the aggregate amount equal to Three Hundred Thousand Dollars ($300,000.00), which Borrower paid in full on September 30, 2022.”

““Fourth Amendment Effective Date” means May 9, 2024.”

““Fourth Interest-Only Extension Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, of Borrower’s receipt of net unrestricted (other than pursuant to this Agreement) proceeds of (i) at least Seventy-Five Million Dollars ($75,000,000.00) from the sale of equity securities of Syros pursuant to clause (ii) of the defined term Term D Milestone and (ii) an additional Twenty-Five Million Dollars ($25,000,000.00) either from the sale of equity securities of Syros in a single equity transaction pursuant to clause (ii) of the defined term Term D Milestone or the sale of equity securities of Syros in one or more transactions after such transaction. For the avoidance of doubt, no proceeds from the sale of equity securities in connection with the Third Interest-Only Extension Milestone can be used to satisfy the Fourth Interest-Only Extension Milestone.”

““Fourth Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares in the aggregate amount equal to Seventy-Five Thousand Dollars ($75,000.00), within five (5) Business Days of confirmation from Collateral Agent to Borrower that the Amortization Date is November 1, 2026.”

““IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent on the Funding Date for the Term C Loans, as amended from time to time.”

““PDUFA Date” means the deadline established by the FDA pursuant to the Prescription Drug User Fee Act.”

““Permitted SY-2101 Sale Transaction” is the sale of assets of Borrower related to SY-2101 so long as (i) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom, (ii) Borrower shall have given Collateral Agent notice of such sale transaction at least ten (10) Business Days prior to the execution of the acquisition agreement with respect thereto, (ii) the closing of such sale transaction shall occur within [**] after the Fourth Amendment Effective Date, (iii) Borrower will receive cash proceeds at the closing of such sale of at least [**] Dollars ($[**]), (iv) all transactions in connection with such sale transaction shall be consummated, in all material respects, in accordance with applicable law; and (v) the terms of such sale transaction, including the acquisition agreement and the assets related to SY-2101 included in such sale, are acceptable to Collateral Agent and Lenders in their reasonable discretion, to be evidenced by a written consent by

Collateral Agent and Lenders.”

““Phase III SELECT MDS-1 Trial” is Borrower’s Phase III SELECT-MDS-1 trial of tamibarotene in combination with azacitidine in newly diagnosed higher-risk myelodysplastic syndrome patients with RARA overexpression.”

““Second Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares in connection with Borrower’s achievement of the Second Interest-Only Extension Milestone (as defined in this Agreement in effect immediately prior to the Fourth Amendment Effective Date), in the aggregate amount equal to Three Hundred Thousand Dollars ($300,000.00) upon the earliest to occur of (A) the Maturity Date, (B) the acceleration of any Term Loan, or (C) the prepayment of any Term Loan pursuant to Section 2.2(c) or (d).”

““Term C Draw Period” is the period commencing on the date of the occurrence of the Term C Milestone and ending on the earlier of (i) the date which is thirty (30) days after the date the Term C Milestone is achieved, (ii) March 15, 2025 and (iii) the occurrence of an Event of Default; provided, however, that the Term C Draw Period shall not commence if on the date of the occurrence of the Term C Milestone an Event of Default has occurred and is continuing.”

““Term C Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, of Borrower’s (i) public announcement on or before December 15, 2024 of Term C Milestone Positive Phase III Data for the Phase III SELECT MDS-1 Trial and (ii) Borrower’s receipt of net unrestricted (other than pursuant to this Agreement) proceeds of at least Seventy-Five Million Dollars ($75,000,000.00) from the sale of equity securities of Syros in a single equity transaction within sixty (60) days after the date of such public announcement.”

““Term C Milestone Positive Phase III Data” means Borrower has achieved primary complete response endpoint with a generally well-tolerated safety profile.”

““Term D Loan” is defined in Section 2.2(a)(iv) hereof.”

““Term D Draw Period” is the period commencing on the date of the occurrence of the Term D Milestone and ending on the earlier of (i) the date which is thirty (30) days after the date the Term D Milestone is achieved, (ii) August 31, 2026 and (iii) the occurrence of an Event of Default; provided, however, that the Term D Draw Period shall not commence if on the date of the occurrence of the Term D Milestone an Event of Default has occurred and is continuing.”

““Term D Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, of Borrower’s receipt of (i) FDA approval (full or accelerated) for tamibarotene in newly diagnosed higher-risk myelodysplastic syndrome patients with RARA overexpression before the earlier to occur of (A) the PDUFA Date established by the FDA (as such date may be extended by the FDA) and (B) May 31, 2026 and (ii) net unrestricted (other than pursuant to this Agreement) proceeds of at least Seventy-Five Million Dollars ($75,000,000.00) from the sale of equity securities of Syros in a single equity transaction within sixty (60) days after the date of such approval.”

““Term E Loan” is defined in Section 2.2(a)(v) hereof.”

““Third Interest-Only Extension Milestone” means Borrower’s delivery to Collateral Agent and Lenders of evidence, satisfactory to Collateral Agent and Lenders in their sole discretion, of Borrower’s receipt of net unrestricted (other than pursuant to this Agreement) proceeds of (i) at least Seventy-Five Million Dollars ($75,000,000.00) from the sale of equity securities of Syros pursuant to clause (ii) of the defined term Term C Milestone and (ii) an additional Twenty-Five Million Dollars ($25,000,000.00) either from the sale of equity securities of Syros in a single equity transaction pursuant to clause (ii) of the defined term Term C Milestone or the sale of equity securities of Syros in one or more transactions after such transaction. For the avoidance of doubt, no proceeds from the sale of equity securities in connection with the Fourth Interest-Only Extension Milestone can be used to satisfy the Third Interest-Only Extension Milestone.”

““Third Interest-Only Extension Milestone Fee” means a fee, due and payable to Lenders in accordance with their respective Pro Rata Shares in the aggregate amount equal to Fifty Thousand Dollars ($50,000.00), within five (5) Business Days of confirmation from Collateral Agent to Borrower that the Amortization Date is May 1, 2026.”

2.17
Section 13 (Definitions). The following defined terms are hereby deleted in their entirety from Section 13 of the Loan Agreement:

“First Amendment Effective Date”

“First Interest-Only Extension Milestone”

“Second Interest-Only Extension Milestone”

2.18
Schedule 1.1 (Lenders and Commitments). Schedule 1.1 of the Loan Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.
2.19
Compliance Certificate. The Compliance Certificate attached as Exhibit C to the Loan Agreement is hereby amended and restated as set forth on Exhibit B to this Amendment.
2.20
Amortization Tables. The Amortization Tables previously attached to the Disbursement Letters for the Term A Loans and Term B Loans are replaced by the Amortization Tables attached as Exhibit C to this Amendment.
3.
Limitation of Amendment.
3.1
The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document or (b) otherwise prejudice any right, remedy or obligation which Collateral Agent, Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2
Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of Borrower to the Collateral Agent remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5
The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
4.6
This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.
Release by Borrower.
6.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Collateral Agent and each Lender and their respective present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment solely to the extent such claims arise out of or are in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing (collectively “Released Claims”).
6.2
By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected in relation to the Released Claims; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Collateral Agent or Lenders with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
6.3
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Collateral Agent and the Lenders to enter into this Amendment, and that Collateral Agent and the Lenders would not have done so but for Collateral Agent’s and the Lenders’ expectation that such release is valid and enforceable in all events.
7.
Post-Closing. Notwithstanding anything in the Loan Agreement to the contrary, Collateral Agent and Required Lenders hereby agree that Borrower shall (a) by no later than thirty (30) days (or such longer period as Collateral Agent may agree in its sole discretion) after the Fourth Amendment Effective Date, deliver to Collateral

Agent the updated insurance endorsements in favor of Collateral Agent, and (b) by no later than sixty (60) days (or such longer period as Collateral Agent may agree in its sole discretion) after the Fourth Amendment Effective Date, use commercially reasonable efforts to cause any bailee or landlord in possession of Collateral with an aggregate value in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), as applicable, to execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent.
8.
Effectiveness. This Amendment shall be deemed effective as of the date hereof upon (a) the due execution and delivery of this Amendment by the parties hereto, and (b) execution and/or delivery of all such other agreements, documents and deliverables required by Collateral Agent in the closing checklist provided in connection with this Amendment.
9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
10.
Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SYROS PHARMACEUTICALS, INC.

By: /s/ Jason Haas

Name: Jason Haas

Title: Chief Financial Officer

TYME TECHNOLOGIES, INC.

By: /s/ Jason Haas

Name: Jason Haas

Title: Treasurer and Secretary

TYME INC.

By: /s/ Jason Haas

Name: Jason Haas

Title: Treasurer

[Signature Page to Fourth Amendment to Loan and Security Agreement]

COLLATERAL AGENT:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

LENDERS:

OXFORD FINANCE LLC

By: /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

OXFORD FINANCE FUNDING III, LLC

OXFORD FINANCE FUNDING IX, LLC

OXFORD FINANCE FUNDING XII, LLC

OXFORD FINANCE FUNDING XIII, LLC

OXFORD FINANCE FUNDING 2020-1, LLC

By: Oxford Finance LLC, as servicer

By /s/ Colette H. Featherly

Name: Colette H. Featherly

Title: Senior Vice President

[Signature Page to Fourth Amendment to Loan and Security Agreement]

Exhibit A

SCHEDULE 1.1

Lenders and Commitments

	Term A Loan
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE FUNDING XIII, LLC	$8,000,000.00	40.00%
OXFORD FINANCE FUNDING IX, LLC	$6,000,000.00	30.00%
OXFORD FINANCE FUNDING XII, LLC	$6,000,000.00	30.00%
TOTAL	$20,000,000.00	100.00%

	Term B Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE FUNDING III, LLC	$7,000,000.00	35.00%
OXFORD FINANCE FUNDING XII, LLC	$7,000,000.00	35.00%
OXFORD FINANCE FUNDING 2020-1, LLC	$6,000,000.00	30.00%
TOTAL	$20,000,000.00	100.00%

	Term C Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	100.00%
TOTAL	$20,000,000.00	100.00%

	Term D Loans
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE LLC	$20,000,000.00	100.00%
TOTAL	$20,000,000.00	100.00%

	Aggregate (all Term Loans)
Lender	Term Loan Commitment	Commitment Percentage
OXFORD FINANCE FUNDING XIII, LLC	$8,000,000.00	10.00%
OXFORD FINANCE FUNDING IX, LLC	$6,000,000.00	7.50%
OXFORD FINANCE FUNDING XII, LLC	$13,000,000.00	16.25%
OXFORD FINANCE FUNDING III, LLC	$7,000,000.00	8.75%
OXFORD FINANCE FUNDING 2020-1, LLC	$6,000,000.00	7.50%
OXFORD FINANCE LLC	$40,000,000.00	50.00%
TOTAL	$80,000,000.00	100.00%

Exhibit B

Compliance Certificate

TO:	OXFORD FINANCE LLC, as Collateral Agent and Lender
FROM:	SYROS PHARMACEUTICALS, INC.

The undersigned authorized officer (“Officer”) of SYROS PHARMACEUTICALS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b) There are no Events of Default, except as noted below;

(c) Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d) Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports or extension thereof, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 5.8 of the Loan Agreement;

(e) No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s). The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements and month-end account statements for each Collateral Account	Monthly within 30 days; Quarterly within 45 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 120 days after FYE		Yes	No	N/A
3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within 60 days of FYE), and when revised		Yes	No	N/A

4)	8‑K, 10‑K and 10‑Q Filings	Upon filing and if otherwise applicable, within 5 Business Days of filing		Yes	No	N/A
5)	Compliance Certificate	Monthly within 30 days; quarterly within 45 days		Yes	No	N/A
6)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
7)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
8)	Total amount of Borrower’s sales revenue at the last day of each month on a trailing six (6) month basis (Performance to Plan)		$________		Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

MSC Investment Condition (please attached a separate sheet showing detailed calculations)

1) Account Balance (subject to ACAs)

Not less than the lesser of (i) the Applicable Percentage of the aggregate principal amount of the outstanding Obligations and (ii) the amount of Borrower’s and all of its Subsidiaries’ aggregate consolidated cash and Cash Equivalent assets.

$__________

Other Matters

1.	Has a Key Person ceased to be actively engaged in the management of Borrower since the last Compliance Certificate (see Section 7.2(c))?	Yes	No
2.	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3.

Have there been any new or pending or threatened (in writing) claims or causes of action by or against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000.00), or has Borrower acquired a commercial tort claims with a value in excess of Fifty Thousand Dollars ($50,000.00)? If yes, please provide details (see Section 4.1 and Section 6.9).

		Yes	No
4.

Has Borrower nor any of its Subsidiaries become party to or bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than (x) over the counter software that is commercially available to the public, and (y) non-exclusive licenses (i) from research and development vendors, academic institutions and clinical trial sites entered into in the ordinary course of business, (ii) on a form substantially conforming with Borrower’s form master services agreement, material transfer agreement or vendor contract, each as provided to Collateral Agent and each Lender entered into in the ordinary course of business, and (iii) from service providers of Borrower providing corporate sponsorship and/or promotional items, auditing and accounting services, human resources support services, non-proprietary information technology software, and market research entered into in the ordinary course of business, the principal purposes of which do not include the acquisition of licensing rights, but which contain such non-exclusive licenses merely ancillary to, and for the limited purposes of facilitating, the principal purposes of the agreement, in each case so long as Borrower has complied with all other applicable terms of the Loan Documents applicable thereto) (see Section 5.2(d))?

		Yes	No
5.	Have any material Governmental Approvals obtained by Borrower or any of its Subsidiaries (see Section 6.1(b))? If yes, please provide copies.	Yes	No
6.	Have there been revisions to the Annual Projections that have not been delivered to each Lender (see Section 6.2(a)(iii))? If yes, please provide copies.	Yes	No
7.

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries (see Section 6.2(a)(vi))? If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No
8.	Has any event occurred that could reasonably be expected to materially and adversely affect the value of the Intellectual Property (see Section 6.2(a)(vii)). If yes, please provide details.	Yes	No
9.

From and after the Funding Date of the Term C Loans, has Borrower obtained any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applied for any patent or the registration of any trademark or servicemark (See Sections 6.2(a)(vii) and 6.7(b))? If yes, please provide details and copy of such registration.

		Yes	No
10.

Has there been any returns, recoveries, disputes or claims that involve Inventory with a book value of more than Two Hundred Fifty Thousand Dollars ($250,000.00) individually or in the aggregate (see Section 6.3)? If yes, please provide details.

		Yes	No
11.	Has there been a material infringement by a third party of the Intellectual Property of the Borrower or its Subsidiaries (see Section 6.7)? If yes, please provide details.	Yes	No
12.

Does Syros Ireland hold or maintain any (a) Intellectual Property or (b) other assets having an aggregate value in excess of One Hundred Thousand Dollars ($100,000) (see Section 7.12)? If yes, please provide details.

		Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.” Attach separate sheet if additional space needed.)

SYROS PHARMACEUTICALS, INC.

By

Name:

Title:

Date:

LENDER USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status: Yes No

Exhibit C

Amortization Schedules for Term A Loans and Term B Loans

(see attached)